As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-187015

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Silver Bay Realty Trust Corp.

(Exact name of registrant as specified in its charter)

601 Carlson Parkway, Suite 250

Minnetonka, Minnesota 55305

(952) 358-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy W. J. O’Brien

General Counsel and Secretary

Silver Bay Realty Trust Corp.

601 Carlson Parkway, Suite 250

Minnetonka, Minnesota 55305

(952) 358-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen A. Dempsey
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, California 94105
Tel: (415) 773-5700
Fax: (415) 773-5759

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1) (2)
Common Stock, $0.01 par value per share	6,092,995	$20.63	$125,698,486.85	$17,145.27
Common Stock, $0.01 par value per share, that may be issued in exchange for common units	27,459	$20.63	$566,479.17	$77.27

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange, on February 28, 2013.

(2)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2013

6,120,454 Shares

Common Stock

This prospectus relates to the offer and sale from time to time of up to 6,120,454 shares of common stock of Silver Bay Realty Trust Corp. by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” Of these 6,120,454 shares of common stock, 27,459 shares represent common stock that may be issued in exchange for common units in our operating partnership beginning on December 19, 2013. The shares of our common stock and the common units in our operating partnership shares were issued to the selling stockholders in connection with certain formation transactions in December 2012 in connection with our initial public offering in exchange for the contribution of interests from such holders that allowed us to acquire a portion of our initial portfolio of single-family properties.  This prospectus does not necessarily mean that the selling stockholders will offer or sell the shares being registered. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are filing the registration statement pursuant to contractual obligations that exist with the selling stockholders.

The shares of common stock being registered are subject to the following lock-up arrangements:

•                  4,294,806 shares held by certain former investors in various entities managed by Provident Real Estate Advisors LLC are subject to a lock-up expiring March 13, 2013.

•                  1,798,189 shares held by Irvin R. Kessler through various ownership entities are subject to a lock-up expiring December 13, 2013.

See “Shares Eligible for Future Sale—Lock-Up Agreements.”

In addition, the 27,459 shares of common stock may be issued in exchange for common units in our operating partnership will not be issued until at least December 19, 2013, if at all.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “SBY.” On March 8, 2013, the last reported sale price of our common stock on the NYSE was $19.54 per share.

We are not offering for sale any shares of common stock and we will not receive any of the proceeds from sales of our common stock by the selling stockholders, but will incur expenses.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock without the prior consent of our board of directors. In addition, our charter contains various other restrictions on ownership and transfer of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 and in the documents incorporated by reference into this prospectus for a discussion of the following and other risks:

•                  We are an early entrant in an industry with no proven track record employing a new business model.

•                  We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

•                  Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.

•                  After the end of the exclusivity periods with our Manager and our Manager’s operating subsidiary, our Manager and our Manager’s operating subsidiary may manage other single-family real estate portfolios, which may result in certain conflicts of interest that could have an adverse effect on our business.

•                  Our board of directors may change any of our strategy or investment guidelines, financing strategy or leverage policies without stockholder consent.

•                  If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

•                  REIT distribution requirements could adversely affect our economic performance.

•                  Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2013

You should rely only on the information contained in this prospectus, including the documents incorporated by reference into this prospectus, or in any prospectus supplement prepared by us or information to which we have referred you. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus and any prospectus supplement prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights some of the information elsewhere in or incorporated by reference into this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in or incorporated by reference into this prospectus. Except where the context suggests otherwise, the terms “Silver Bay,” “company,” “we,” “us,” and “our” refer to Silver Bay Realty Trust Corp., a Maryland corporation; Silver Bay Operating Partnership L.P., a Delaware limited partnership, the subsidiary through which we conduct our business and which we refer to as the “Operating Partnership”; Silver Bay Property Investment LLC (formerly known as Two Harbors Property Investment LLC), which we refer to as “Silver Bay Property”; Polar Cactus LLC, Polar Cactus II LLC, Cool Willow LLC, Provident Residential Real Estate Fund LLC and Resi II LLC, which we refer to collectively as the “Provident Entities”; and our other consolidated subsidiaries. “Our Manager” refers to PRCM Real Estate Advisers LLC, a Delaware limited liability company, our external manager, and, unless the context otherwise requires, Silver Bay Property Corp., a Delaware corporation and a wholly owned subsidiary of PRCM Real Estate Advisers LLC, and their consolidated subsidiaries.

Our Company

Silver Bay Realty Trust Corp. is an externally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties in certain desirable markets in the United States. We generate virtually all of our revenue by leasing our portfolio of single-family properties in our target markets. Our principal financial objective is to generate attractive risk-adjusted returns for our stockholders over the long term, primarily through dividends and secondarily through capital appreciation.

We intend to elect and qualify to be taxed as a REIT for U.S. federal tax purposes.  We conduct our business and own all of our properties through Silver Bay Operating Partnership L.P., or the Operating Partnership, a Delaware limited partnership.  Our wholly owned subsidiary, Silver Bay Management LLC, is the sole general partner of the Operating Partnership.  Our external manager, PRCM Real Estate Advisers LLC, is also our promoter.

We completed our initial public offering and certain formation transactions, or the Formation Transactions, in December 2012, in which we received net proceeds of approximately $263.3 million (including the closing of the overallotment option in January 2013) and acquired an initial portfolio, or the Initial Portfolio, of more than 3,300 single-family properties. Prior to that time, we had no substantive operations.

For additional information about our properties, see Item 2, “Properties,” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein.

Resales by Selling Stockholders

All of the shares covered by this prospectus are being offered by existing stockholders of the Company who were issued shares in the Formation Transactions in December 2012 as part of the acquisition of our initial portfolio of single-family properties.  The shares of common stock held by these selling stockholders are subject to various lock-ups that were entered into in connection with our initial public offering as follows:

•                  4,294,806 shares of common stock held by former owners of membership interests in the Provident Entities, or the Prior Provident Investors, are subject to a lock-up expiring March 13, 2013 (90 days after our initial public offering).

•                  1,798,189 shares of common stock held by Irvin R. Kessler, are subject to a lock-up expiring December 13, 2013 (one year after our initial public offering).

During the applicable lock-up period, the holders of the shares will not be able to transfer or sell their shares, subject to certain limited exceptions.

Summary Compensation

The following table summarizes the fees and expense reimbursements that we pay to our Manager (or persons affiliated with or related to our Manager, including our officers) and to our independent directors:

Type of Compensation	Determination of Amount

Advisory Management Fee

We pay our Manager 0.375% of the daily average of our fully diluted market capitalization for the preceding quarter (a 1.5% annual rate), less the 5% property management fees received by Silver Bay Property Corp., or our Manager’s operating subsidiary, described below.

Property Management and Acquisition Services Fee

We pay our Manager’s operating subsidiary a property management fee equal to 5% of certain costs and expenses incurred by it in acquiring, marketing, leasing and managing single-family properties on our behalf. We pay our Manager’s operating subsidiary on the first day of each calendar month. This fee will reduce the advisory management fee paid to our Manager, described above.

General and Administrative Expenses Reimbursement

We reimburse our Manager for all expenses incurred on our behalf or otherwise in connection with the operation of its business, other than compensation for our CEO and personnel providing data analytics directly supporting the investment function.

We reimburse our Manager’s operating subsidiary for all costs and expenses incurred by it in the operation of its business, including the compensation of its employees.

Accrued Fees Upon Termination

If the advisory management or the property management and acquisition services agreement is terminated, our Manager or our Manager’s operating subsidiary, as applicable, will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination.

Advisory Management Termination Fee

If the advisory management agreement is terminated by us for reasons other than cause, or by our Manager for cause that we do not timely cure, our Manager will be entitled to receive a termination fee equal to 4.5% of the daily average of our fully diluted market capitalization in the quarter preceding the date of termination.

Conflicts of Interest

We are externally advised by our Manager, which is a joint venture of an affiliate of Pine River Capital Management L.P., or Pine River, and Provident Real Estate Advisors LLC, or Provident. The management agreement was not negotiated at arm’s length and may not be on terms as favorable as we could have negotiated with a third party. Pursuant to the management agreement, our Manager is obligated to supply us with substantially all of our senior management team. Subject to investment and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. None of our Manager, Pine River or Provident is obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. Each of our officers and non-independent directors is also an employee or partner of our Manager, Pine River, Provident, or one of their respective affiliates and may have responsibilities for other investment vehicles managed by Pine River or Provident. As a result of these relationships, these individuals have potential conflicts of interest with respect to our agreements and arrangements with our Manager.

Under the management agreement, we are required to pay our Manager an advisory management fee based on our market capitalization, regardless of the performance of our portfolio. Accordingly, increases in the price of our common stock will increase our expenses and reduce our profitability and distributable cash. In addition, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio, which could, in turn, adversely affect our financial results. Consequently, we may be required to pay our Manager significant advisory management fees despite experiencing a net loss or a decline in the value of our portfolio. Further, the advisory management fee structure gives our Manager an incentive to maximize market capitalization by the issuance of new common stock or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the advisory management fee structure rewards our Manager primarily based on the size of the company and not on our returns to stockholders.

For additional discussion of potential conflicts of interest with our Manager, see “Risk Factors—Risks Related to Our Relationship with Our Manager” and the documents incorporated by reference herein.

Emerging Growth Company Status

We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of certain of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for all public companies which are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•                  We are an early entrant in an industry with no proven track record employing a new business model.

•                  We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

•                  We may not have control over timing and costs arising from renovation of properties.

•                  Real estate that we acquire may not appreciate at expected rates, and may decline in value, reducing the value of our assets.

•                  In our geographic markets, demand for single-family rentals may not increase as expected or may decline, and we may not be able to rent our properties, or rent them at rates sufficient to generate cash flows to make or sustain distributions to our stockholders.

•                  Mortgage loan modification programs and future legislative action may adversely affect the number of available properties that meet our investment criteria.

•                  Our portfolio consists of properties geographically concentrated in certain markets and any adverse developments in local economic conditions, the demand for single-family rental homes in these markets or natural disasters may negatively affect our operating results.

•                  In each of the geographic areas where we operate, we are subject to landlord-tenant laws that affect our ability to rent and manage our properties and impose additional expenses and legal duties on us in dealing with prospective and current residents. Because we intend to operate at scale in each geographic area where we own properties, we may become the focus of local law enforcement, legislative and regulatory scrutiny with respect to state and local landlord-tenant laws.

•                  We are dependent upon our Manager, our Manager’s operating subsidiary and their key personnel, who provide services to us through the management agreement and the property management and acquisition services agreement, and we may not find suitable replacements if these agreements are terminated or these key personnel leave our Manager or our Manager’s operating subsidiary or otherwise become unavailable to us.

•                  Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.

•                  Our board of directors may change any of our strategy or investment guidelines, financing strategy or leverage policies without stockholder consent.

•                  If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

Restrictions on Ownership and Transfer of Our Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, as amended, or the Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our board has adopted a resolution providing for the exemption of Two Harbors Investment Corp., or Two Harbors, and certain of its affiliates from the ownership limits in connection with the Formation Transactions, which allows them to own up to 49% of our stock.

Our charter also contains provisions designed to prohibit any person from, among other things:

•                  beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT; and

•                  transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a trust would be ineffective for any reason to prevent a violation of the restriction, our charter provides that the transfer resulting in such violation will be void from the time of such purported transfer.

Corporate Information

We were incorporated in Maryland on June 29, 2012 and our principal executive office is located at 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota. Our telephone number is (952) 358-4400. Our web address is www.silverbayrealtytrustcorp.com. The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

The Offering

Common stock offered by the selling stockholders	Up to 6,120,454 shares.

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus.

Distribution policy

We intend to make quarterly cash distributions to holders of our common stock, consistent with maintaining our REIT qualification for U.S. federal income tax purposes. We have not declared or paid any cash dividends, or otherwise made any distributions to holders of our common stock, as of the date of this prospectus.

Listing	Our common stock is listed on the NYSE under the symbol “SBY.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus and the documents incorporated by reference into this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business

We are an early entrant employing a new and untested business model in a new industry with no proven track record, which makes our business difficult to evaluate.

The large-scale single-family rental industry is relatively new in the United States. Until very recently, the single-family rental business consisted primarily of private and individual investors in local markets and was managed individually or by small, local property managers. We were formed on the assumption that a company can acquire and operate single-family properties on a large-scale basis and achieve attractive yields employing a disciplined approach to acquisitions and renovations, economies of scale in marketing and management and developing a brand-name presence. This is a new business model that has not been tested on a national scale. Our assumptions are unproven, and if they prove to be incorrect, then we may fail to provide the financial returns that investors hope or expect to receive.

Our investment strategy involves purchasing a large number of residential properties and leasing them to suitable residents. We are unaware of any other public REIT that is currently attempting to implement this strategy on the scale that we intend to pursue. No peer companies exist with an established track record from which to predict whether our investment strategy can be implemented successfully over time. While past performance is not indicative of future results, it will be difficult to evaluate our potential future performance without the benefit of established track records from companies implementing a similar investment strategy. We may encounter unanticipated problems implementing our investment strategy, which may have a material adverse effect on our results of operations, and our ability to make distributions on our common stock and may cause our stock price to decline significantly. Accordingly, no assurance can be given that we will be successful in implementing our investment strategy or that we will be successful in achieving our objective of providing attractive risk-adjusted returns to our stockholders over the long term.

We believe the acquisition, operation and management of multifamily residential portfolios is the most comparable established business model to our business, but in contrast to multifamily operations, the geographic dispersion of single-family properties creates significantly greater operational and maintenance challenges and, potentially, significantly higher per-unit operating costs. In addition, because each home has unique features, appliances and building materials, we believe the renovations, maintenance, marketing and operational tasks are far more varied and demanding than in a typical multifamily setting. We cannot provide any assurance that operating a large portfolio of single-family rental properties can be executed in a cost-effective and profitable manner or that our business plan will succeed.

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

Silver Bay Realty Trust Corp. was organized in June 2012 and has a limited operating history. More than half of the homes we owned as of December 31, 2012 had been acquired within the preceding six months and a substantial number of those were still in the process of stabilization.  We define stabilization as the period of time during which properties are not generating revenue because we are gaining possession, conducting renovations or marketing and leasing such properties. There is no long-term historical financial data available for Silver Bay Property, our acquired properties or other companies in the single-family rental industry to assist investors in assessing our earnings potential or whether we can operate profitably. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in our Annual Report for the fiscal year ended December 31, 2012 incorporated by reference in this prospectus. The results of our operations will depend on many factors, including:

•                  the availability of additional properties that meet our criteria and our ability to purchase such properties on favorable terms;

•                  real estate appreciation or depreciation in our target markets;

•                  our ability to contain renovation, maintenance, marketing and other operating costs for our properties;

•                  our ability to maintain high occupancy rates and target rent levels;

•                  general economic conditions in our target markets, such as changes in employment and household earnings and expenses;

•                  costs that are beyond our control, including title litigation, litigation with residents or tenant organizations, legal compliance, real estate taxes, homeowners’ association fees and insurance;

•                  judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rents;

•                  judicial and regulatory developments affecting banks’ and other mortgage holders’ ability to foreclose on delinquent borrowers;

•                  reversal of population, employment or homeownership trends in target markets; and

•                  competition from other investors entering the single-family rental market.

Our Manager is still building its operational expertise and infrastructure, and it is dependent upon new employees and third-party service providers to manage and operate its properties.

Our Manager has been building its operational expertise by hiring new employees and establishing relationships with third-party service providers. Most of these employees and relationships are relatively new to our Manager, and as we grow and expand into new markets, our Manager will need to hire and train additional employees and find additional third-party resources and will need to retain these employees and third-party resources. In addition, our Manager is establishing new infrastructure and processes related to residential management and leasing, brand development, tracking, accounting systems and billing and payment processing.

Building operational expertise and establishing infrastructure are difficult, expensive and time-consuming tasks, and we can expect problems to arise despite the best efforts of our Manager and its affiliates. There is a significant risk that operational problems will have an adverse effect upon our financial performance, especially in newer markets.

We are dependent on our investment in a single asset class, making our profitability and balance sheet more vulnerable to a downturn or slowdown in the housing sector or other economic factors.

We expect to concentrate our investments in single-family properties. As a result, we are subject to risks inherent in investments in a single type of property. A downturn or slowdown in the rental demand for single-family housing may have more pronounced effects on the cash available for distribution or on the value of our assets than if we had more fully diversified our investments.

Virtually all of our revenue comes from our rental operations, which are subject to many risks, including decreasing rental rates, increased competition for residents, increased lease default rates and increased resident turnover. As a result of various factors, including competitive pricing pressure or adverse conditions in our target markets, a general economic downturn and the desirability of our properties compared to other properties in our target markets, we may be unable to realize our asking rents across the properties in our portfolio, which will negatively affect our ability to generate cash flow. In addition, rental rates for expiring leases may be higher than starting rental rates for new leases. We also compete for residents with numerous other housing alternatives. We anticipate that our properties will compete directly with multifamily properties as well as condominiums and other single-family homes which are available for rent or purchase in the markets in which our properties are located. The ownership and management of such properties is diffuse and often highly localized, and some operators may have lower operating costs than we do. This competitive environment could have a material adverse effect on our ability to lease our properties as well as on the rents we may charge.

Our operating results and cash flows would be adversely affected if a significant number of our residents were unable to meet their lease obligations. High unemployment and other adverse changes in the economic conditions in our target markets could result in substantial resident defaults. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord and obtaining possession of the premises, may incur legal, maintenance and other costs in protecting our investment and re-leasing the property and may be unable to re-lease the property at the rental rate previously received. These events and others could reduce the amount of distributions available to our stockholders, reduce the value of our properties and cause the value of your investment to decline.

We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they have been in recent months, which could reduce our yield per share.

Silver Bay Property and the Provident Entities benefited in the purchase of the properties in our Initial Portfolio from a confluence of factors and market conditions which have resulted in homes being available at prices that are below replacement cost and, we believe, below their value as rental properties, based on anticipated cash flows. We expect that in the future housing prices will stabilize and return to more normalized levels, and therefore future acquisitions may be more costly than the homes that comprised our Initial Portfolio. There are many factors that may cause a recovery in the housing market that would result in future acquisitions becoming more expensive and possibly less attractive than recent past and present opportunities, including:

•                  improvements in the overall economy and job market;

•                  reductions in the supply of residential properties compared to demand;

•                  a resumption of consumer lending activity and greater availability of consumer credit;

•                  improvements in the pricing and terms of mortgage-backed securities;

•                  the emergence of increased competition for single-family assets from private investors and entities with similar investment objectives to ours; and

•                  tax or other government incentives that encourage homeownership.

Although we believe there will be benefits to increasing our scale of operations, our Manager’s acquisition platform and property management operations represent a significant ongoing expense to us. These expenses include, among others, costs associated with establishing and maintaining fully staffed regional brokerage offices, inspections and due diligence, transaction costs, landlord-tenant and legal compliance, and renovating and marketing costs. In addition, we expect that recently acquired properties in the process of stabilization will be unproductive assets generating no revenue for up to six months after acquisition.

We have not adopted and do not expect to adopt a policy of making future acquisitions only if they are accretive to existing yields and distributable cash. We will continue to invest significant resources developing our Manager’s acquisition and property management platforms and we plan to continue acquiring properties as long as we believe such properties offer an attractive total return opportunity. Accordingly, future acquisitions may have lower yield characteristics than our current portfolio and if such future acquisitions are funded through equity issuances, the yield and distributable cash per share will be reduced and the value of our common stock may decline.

We may need additional capital or may seek to employ debt to expand our portfolio, and such financing may not be available.

To date, all of our properties have been purchased for cash and we have no outstanding indebtedness. However, we may use debt to obtain additional capital or increase potential returns to our stockholders in the future. We may be unable to leverage our assets or obtain additional financing. We may also be limited or restricted in the amount of debt we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future and such agreements may contain covenants restricting our operating flexibility.

We have many competitors and may not become an industry leader.

Recently, several institutional investors have begun acquiring single-family homes on a large scale. The entry into this market of large, well-capitalized institutional investors, including us, are relatively recent trends, which we expect to intensify in the near future. Several other REITs and other funds have recently deployed, or are expected to deploy in the near future, significant amounts of capital to these asset categories, and may have investment objectives that overlap and compete with ours. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds and other financial institutions. Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. At this time, neither we nor any other company has established a market-leading position, and even if we succeed in becoming an industry leader there can be no assurance that it will confer any long-term competitive advantage or positive financial results.

Our dependence upon third parties for key services may harm our financial results or reputation if the third parties fail to perform.

We have entered into agreements with third parties to provide some of the services required under the management agreement and the property management and acquisition services agreement, including acquisition services, property management, leasing, renovation and maintenance. For example, we currently use third-party property managers for approximately half of our current properties, and we also use third-party acquisition personnel in Tucson, AZ and Tampa, FL. Selecting, managing and supervising these third-party service providers require significant management resources and expertise. Poor performance by third-party service providers, especially those who interact with residents in our properties, will reflect poorly on us and could significantly damage our reputation among desirable residents. In the event of fraud or misconduct by a third-party property manager, we could also be exposed to material liability and be held responsible for damages, fines and/or penalties. If our Manager does not select, manage and supervise appropriate third parties for these services, our reputation and financial results may suffer.

Notwithstanding our efforts to implement and enforce strong policies and practices regarding service providers, we may not successfully detect and prevent fraud, incompetence or theft by our third-party service providers. In addition, any delay in identifying a third-party service provider or removal or termination of existing third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations.

Many factors affect the single-family residential rental market and if rents in our target markets do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model will depend, in part, on conditions in the single-family rental market in our target markets. Our asset acquisitions will be premised on assumptions about occupancy and rent levels, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. Rental rates and occupancy levels have benefited in recent periods from macro trends affecting the U.S. economy and residential real estate markets in particular, including:

•                  a tightening of credit that has made it more difficult to finance home purchases, combined with efforts by consumers generally to reduce their exposure to credit;

•                  weak economic and employment conditions that have increased foreclosure rates and made it more difficult for families to remain in their homes that were purchased prior to the housing market downturn;

•                  declining real estate values that have challenged the traditional notion that homeownership is a stable investment; and

•                  the unprecedented level of vacant housing comprising the real estate owned, or REO, inventory held for sale by banks, government-sponsored entities, or GSEs, and other mortgage lenders or guarantors.

We do not expect these favorable trends to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, coupled with government programs designed to keep home owners in their homes and/or other factors may contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing assets and convert them to productive uses, the supply of single-family rental properties will decrease and the competition for residents may intensify. A softening of the rental market in our target areas would reduce our rental income and profitability.

Mortgage loan modification programs and future legislative action may adversely affect the number of available properties that meet our investment criteria.

The U.S. government, through the Federal Reserve, the Federal Housing Administration and the Federal Deposit Insurance Corporation, has implemented a number of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures, including the Home Affordable Modification Program, which seeks to provide relief to homeowners whose mortgages are in or may be subject to foreclosure, and the Home Affordable Refinance Program, which allows certain borrowers who are underwater on their mortgage but current on their mortgage payments to refinance their loans. Several states, including states in which our current target markets are located, have adopted or are considering similar legislation. These programs and other loss mitigation programs may involve, among other things, the modification or refinancing of mortgage loans or providing homeowners with additional relief from loan foreclosures. Such loan modifications and other measures are intended and designed to lead to fewer foreclosures, which will decrease the supply of properties that meet our investment criteria.

The pace of residential foreclosures is unpredictable and subject to numerous factors. In recent periods there has been a backlog of foreclosures due to a combination of volume constraints and legal actions, including those brought by the U.S. Department of Justice, or DOJ, the Department of Housing and Urban Development, or HUD, and State Attorneys General against mortgage servicers alleging wrongful foreclosure practices. Financial institutions have also been subjected to regulatory restrictions and limitations on foreclosure activity by the Federal Deposit Insurance Corporation. Legal claims brought or threatened by the DOJ, HUD and 49 State Attorneys General against the five largest residential mortgage servicers in the country were settled in 2012. As part of this approximately $25 billion settlement, a portion of the settlement funds will be directed to homeowners seeking to avoid foreclosure through mortgage modifications, and servicers are required to adopt specified measures to reduce mortgage obligations in certain situations. It is expected that the settlement will help many homeowners avoid foreclosures that would otherwise have occurred in the near term, and with lower monthly payments and mortgage debts, for years to come. It is also foreseeable that other residential mortgage servicing companies that were not among the five included in the initial $25 billion settlement will agree to similar settlements that will further reduce the supply of houses in the process of foreclosure.

In addition, numerous federal and state legislatures have considered, proposed or adopted legislation to constrain foreclosures, or may do so in the future. For example, in 2012, California enacted a law imposing new limitations on foreclosures while a request for a loan modification is pending. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, which supervises and enforces federal consumer protection laws as they apply to banks, credit unions, and other financial companies, including mortgage servicers. It remains uncertain as to whether any of these measures will have a significant impact on foreclosure volumes or what the timing of that impact would be. If foreclosure volumes were to decline significantly, we would expect REO inventory levels to decline or to grow at a slower pace, which would make it more difficult to find target assets at attractive prices and might constrain our growth or reduce our long-term profitability. Also, the number of families seeking rental housing might be reduced by such legislation, reducing rental housing demand in our target markets.

Claims of deficiencies in the foreclosure process may result in rescission of our purchases at auction or reduce the supply of foreclosed properties available to us.

Allegations of deficiencies in foreclosure practices could result in claims challenging the validity of some foreclosures that have occurred to date, potentially placing our claim of ownership to the properties at risk. Our title insurance policies may not provide adequate protection in such instances or such proceedings may result in a complete loss without compensation.

Each state has its own laws governing the procedures to foreclose on mortgages and deeds of trust, and state laws generally require strict compliance with these laws in both judicial and non-judicial foreclosures. Recently, courts and administrative agencies have been more actively involved in enforcing state laws governing foreclosures, and in some circumstances have imposed new rules and requirements regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with proper transfers of title, notice, identification of parties in interest, documentation and other legal requirements. Further, foreclosed owners and their legal representatives, including some prominent and well-financed legal firms, have brought litigation questioning the validity and finality of foreclosures that have already occurred. These developments may slow or reduce the supply of foreclosed houses available to us for purchase and may call into question the validity of our title to houses acquired at foreclosure, or result in rescission rights or other borrower remedies, which could result in a loss of a property purchased by us that may not be covered by title insurance, an increase in litigation costs incurred with respect to properties obtained through foreclosure, or delays in stabilizing and leasing such properties promptly after acquisition.

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to renovate and market a property.

In determining whether a particular property meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and resident default rates. These assumptions may prove inaccurate, causing us to pay too much for properties we acquire or to overvalue our properties or causing our properties not to perform as we expect, and adjustments to the assumptions we make in evaluating potential purchases may result in fewer properties qualifying under our investment criteria.

Furthermore, the properties we acquire are likely to vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success depends on our ability to estimate accurately the time and expense required to possess, renovate, repair, upgrade and rent properties and to keep them maintained in rentable condition.

The recent market and regulatory environments relating to single-family residential properties have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition and leasing of a property. In recent months, approximately half of the properties we have acquired at auction have been occupied, requiring us to remove or evict the prior occupants before we begin our renovations. The accuracy of the assumptions we use in our underwriting criteria will affect our operating results.

The types of properties on which our acquisition strategy focuses have an increased risk of damage due to vandalism, mold and infestation, which may require extensive renovation prior to renting.

Our acquisition strategy predominately targets distressed single-family properties that often involve defaults by homeowners on their home loan obligations. For multiple reasons, distressed properties may be in worse physical condition than other similar properties. When a homeowner falls behind on a mortgage, the homeowner may cease to maintain the property in good condition, may vandalize it, or may abandon the property altogether. Vacant and neglected homes are subject to increased risks of vandalism, theft, mold, infestation, general deterioration, illegal occupation and other maintenance problems that may worsen without appropriate attention and remediation. We generally will not hire independent third-party home inspectors to inspect properties before purchase and will instead rely primarily on the acquisition employees of our Manager’s operating subsidiary to conduct detailed interior visual inspections when possible. Though we intend to inspect our portfolio properties periodically, we may not become aware of conditions such as water infiltration, mold or infestation until significant damage has been done to our property requiring extensive remediation and repairs as well as providing substitute housing for a resident.

Certain of our older properties may contain lead-based paint, which we may be required to remove or could expose us to liability, either of which would adversely affect our operating results.

Approximately 30% of the properties we owned as of December 31, 2012 are over 30 years old, and those premises may contain lead-based paint. The existence of lead paint is especially a concern in residential units and can cause health problems, particularly for children. A structure built prior to 1978 may contain lead-based paint and may present a potential exposure to lead; however, structures built after 1978 are not likely to contain lead-based paint. Federal and state laws impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we attempt to comply with all such regulations, we have not conducted tests on the properties in our Initial Portfolio to determine the presence of lead-based paint and we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead paint in our properties.

A substantial portion of our properties are purchased at auction, where we generally are not able to conduct a thorough inspection before purchasing the properties, and we may not accurately assess the extent of renovations required.

Over 70% of our properties owned as of December 31, 2012 were purchased at auction and approximately 120 properties were purchased in bulk sales. When we purchase properties at auction or in bulk sales, we generally do not have the opportunity to conduct interior inspections and may not be able to access a property to conduct more than the most cursory of exterior inspections. These inspection processes may fail to reveal major defects associated with properties we acquire, which may result in renovation and maintenance costs and time frames that exceed our estimates and negatively affect our financial results and earnings.

The costs and time to secure possession and control of a newly acquired property may exceed our current assumptions, increasing the costs and delaying our receipt of revenue from the property.

Upon acquiring a new property, we may have to evict occupants who are in unlawful possession before we can secure possession and control of the property. The holdover occupants may be the former owners or tenants of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming. If these costs and delays exceed our expectations in a large proportion of our newly acquired properties, our financial performance may suffer because of the increased expenses or the unexpected delays incurred in turning the properties into revenue-producing assets.

We may not have control over timing and costs arising from renovation of properties, which may adversely affect our earnings and distributable cash.

We expect that nearly all of our properties will require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. In addition, we will be required to make ongoing capital improvements and replacements and may need to perform significant renovations from time to time to reposition properties in the rental market. Our homes will have infrastructure and appliances of varying ages and conditions. Consequently, we expect that our Manager will routinely retain independent contractors and trade professionals to perform physical repair work and we will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, certificates of occupancy and poor workmanship. Although we do not expect that renovation difficulties on any individual property will be significant to our overall results, if our assumptions regarding the costs or timing of renovation across our portfolio prove to be materially inaccurate, our earnings and distributable cash may be adversely affected.

We may be subject to unknown or contingent liabilities or restrictions related to properties that we acquire for which we may have limited or no recourse.

Assets and entities that we have acquired or may acquire in the future, including our Initial Portfolio acquired in the Formation Transactions, may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities or homeowners’ association, or HOA, charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities. Purchases of single-family properties acquired at auction, in short sales, from lenders or in bulk purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers. Such properties also often have unpaid tax, utility and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. Additionally, these properties may be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties, including prohibitions on leasing. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Our operating performance is subject to risks associated with the real estate industry that could reduce the rent we receive, decrease the value of our properties and adversely affect our financial condition.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for dividends as well as the value of our properties. These events include:

•                  adverse changes in national or local real estate, economic and demographic conditions;

•                  vacancies or our inability to rent our homes on favorable terms or at favorable rental rates;

•                  adverse changes in financial conditions of buyers, sellers and tenants of properties;

•                  inability to collect rent from residents;

•                  reduced demand for single-family home rentals and changes in the relative popularity of properties and neighborhoods;

•                  increased supply of single-family homes and availability of financing;

•                  increases in expenses, including insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies to the extent that we are unable to pass on these increases to our residents;

•                  the effects of rent controls, stabilization laws and other laws or covenants regulating rental rates; and

•                  changes in, and changes in enforcement of, laws, regulations and governmental policies, including health, safety, environmental, rental property, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. If we cannot operate our properties to meet our financial expectations, our financial condition, results of operations, cash flow, per share trading price of our common stock, ability to satisfy our debt service obligations and ability to pay dividends to you could be adversely affected.

Short-term leases of residential property may expose us to the effects of declining market rents.

We anticipate that substantially all of our leases will be of a duration of less than two years and will be one year in the majority of cases. Because these leases permit the residents to leave at the end of the lease term without penalty, our rental revenues may be affected by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Because we have a very limited operating history, we cannot accurately predict our turnover rate or the associated costs we will incur.

Our revenue and expenses are not directly correlated, and because a large percentage of our costs and expenses are fixed, we may not be able to adapt our cost structure to offset declines in our revenue.

Most of the expenses associated with our business, such as acquisition costs, renovation and maintenance costs, real estate taxes, HOA fees, personal and property taxes, insurance, utilities, personnel costs and benefits and other general corporate expenses are fixed and do not necessarily decrease with a reduction in revenue from our business. Our assets are also prone to depreciation and will require a significant amount of ongoing capital expenditures. Our expenses and ongoing capital expenditures will also be affected by inflationary increases and certain of our cost increases may exceed the rate of inflation. By contrast, as described above, our rental income will be affected by many factors beyond our control such as the availability of alternative rental housing and economic conditions in our target markets. As a result, we may not be able to fully offset rising costs and capital spending by raising rents, which could have a material adverse effect on our results of operations and cash available for distribution. In addition, state and local regulations may require us to maintain properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property.

Our portfolio consists of properties that are geographically concentrated and any adverse developments in local economic conditions, the demand for single-family rental homes in these markets or natural disasters may negatively affect our operating results.

Our portfolio consists of properties that are geographically concentrated in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. As such, we are susceptible to local economic conditions, other regulations, the supply of and demand for single-family rental properties and natural disasters in these areas. If there is a downturn in the local economies, an oversupply of or decrease in demand for single-family rental properties in these markets or natural disasters in these geographical areas, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified. Many of our properties are located in markets that have experienced a significant decline in home prices and it may take longer for housing prices to recover in those markets.

A significant number of our residential properties are part of HOAs and we and our residents are subject to the rules and regulations of such HOAs, which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly.

A significant number of the properties in our portfolio are located within HOAs, which are private entities that regulate the activities of and levy assessments on properties in a residential subdivision. HOAs in which we own properties may have or enact onerous or arbitrary rules that restrict our ability to renovate, market or lease our properties or require us to renovate or maintain such properties at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale, or the use of specific construction materials used in renovations. Some HOAs also impose limits on the number of property owners who may rent their homes, which if met or exceeded, would cause us to incur additional costs to resell the property and opportunity costs of lost rental income. Many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas and we may have residents who violate HOA rules and for which we may be liable as the property owner. The boards of directors of the HOAs in which we own properties may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing a property and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on the property.

We may be subject to losses that are uninsurable, not economically insurable or in excess of our insurance coverage.

Our properties may be damaged by adverse weather conditions and natural disasters such as earthquakes, tsunamis, wind, hail, floods, landslides and fires. In addition, our properties may be subject to environmental liabilities and we will be exposed to personal liability for accidents which may occur on our properties. Our insurance may not be adequate to cover all damages or losses from these events, or it may not be economically prudent to purchase insurance for certain types of losses, such as hurricanes or earthquakes. As a result, we may incur significant costs in the event of adverse weather conditions and natural disasters or events which result in damage or injury. We may not carry or may discontinue certain types of insurance coverage on some or all of our properties if the cost of premiums for such insurance in our judgment exceeds the value of the coverage discounted for the risk of loss. Because we tend to concentrate ownership in target markets, if we own numerous properties in an area affected by a natural disaster or similar catastrophic event, it could damage or destroy a substantial portion of our properties, and expose us to liabilities to our affected residents to immediately repair or replace their leaseholds on non-economic terms. If we experience losses that are uninsured or exceed policy limits, we could incur significant uninsured costs or liabilities, lose the capital invested in the properties, and lose the anticipated future cash flows from those properties. In addition, our environmental or personal liability may result in losses substantially in excess of the value of the related property.

New or existing laws, regulations and covenants that are applicable to our properties, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays and adversely affect our growth strategy.

Our properties are subject to various covenants and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers or HOAs, may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos cleanup or hazardous material abatement requirements. Existing regulatory policies may adversely affect the timing or cost of our future acquisitions or renovations, and additional regulations may increase such delays or result in additional costs. Our failure to obtain permits, licenses and zoning approvals on a timely basis could have a material adverse effect on our business, financial condition and results of operations.

We are subject to tenant relief laws that may negatively impact our rental income and profitability.

Distressed properties that we purchase at auction are often occupied and may require us to evict the prior occupant of the premises. As landlord, we will also regularly be in the situation of having to evict residents who are not paying their rent or are otherwise in material violation of the terms of their leases. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay. Additionally, state and local landlord-tenant laws may impose legal duties to assist tenants in relocating to new housing, or restrict the landlord’s ability to recover certain costs or charge tenants for damage. Because such laws vary by state and locality, our regional and local property managers will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to insure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, class action claims or claims by state or local law enforcement.

Class action, tenant rights and consumer demands and litigation may result in increased expenses and harm our financial results.

There are numerous tenants’ rights and consumer rights organizations throughout the country that operate in our target markets, and as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the large settlements identified above and the increased market for single-family rentals arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-tenant issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take, or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could directly limit and constrain our business operations, and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Poor resident selection and defaults by renters may negatively affect our financial performance and reputation.

Our success depends in large part upon our ability to attract and retain qualified residents. This will depend, in turn, upon our ability to screen applicants, identify good residents and avoid residents who may default. We will inevitably make mistakes in our selection of residents, and we may rent to residents whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, residents may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits or insurance, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our leases, or permit unauthorized persons to live with them. Defaulting residents are often effectively judgment-proof. The process of evicting a defaulting resident from a family residence can be adversarial, protracted and costly. Furthermore, some residents facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties such as marketing and brokerage commissions and will not collect revenue while the property sits vacant. Although our Manager attempts to work with residents to prevent such damage or destruction, there can be no assurance that our Manager will be successful. Such residents cause us not to achieve our financial objectives for the properties in which they live, may subject us to liability, and may damage our reputation with our other residents and in the communities where we do business.

Declining real estate valuations and impairment charges could adversely affect our earnings and financial condition.

Our success depends upon our ability to acquire rental properties at attractive valuations, such that we can earn a satisfactory return on the investment primarily through rental income and secondarily through increases in the value of the properties. If we overpay for properties or if their value subsequently drops or fails to rise because of market factors, we will not achieve our financial objectives.

We periodically review the value of our properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from impairment losses could lead to a reduction in our dividends, both in the relevant accounting period and in future periods. Even if we do not determine that it is necessary or appropriate to record an impairment loss, a reduction in the intrinsic value of a property would become manifest over time through reduced income from the property and would therefore affect our earnings and financial condition.

A prolonged economic slowdown or a lengthy or severe recession or stagnation or decline in home values could impair our assets and harm our operations.

The risks associated with our business are more severe during periods of economic slowdown or recession. For example, the ability of residents to pay their rent typically depends on the income or assets of the residents. During an economic slowdown, unemployment rises and increasing numbers of residents have difficulty making payments on their obligations, including rent. Any sustained period of increased payment delinquencies or defaults could adversely affect our revenues, results of operations, financial condition, business prospects and ability to make distributions to stockholders. Thus any prolonged economic slowdown or a lengthy or severe recession, whether caused by global unrest, acts or threats of terrorism, breakdowns in the financial system or otherwise, could impair our assets or the performance of our assets and harm our operations.

Title defects and eminent domain could lead to material losses on our investments in our target assets.

Although we currently intend to acquire title insurance on the majority of our residential properties when it is available, we will also acquire a number of our homes on an “as is” basis at auctions, without the benefit of title insurance prior to closing. Increased scrutiny of title matters, particularly in the case of foreclosures, could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects because they are typically excluded from such policies. Although our Manager utilizes various policies, procedures and practices to assess the state of title prior to purchase, there can be no assurance that these policies and procedures will be completely effective, which could lead to a material if not complete loss on our investment in such properties. In addition, even if we are able to acquire title insurance on a property, the insurance may not cover all defects and/or the significant legal costs associated with obtaining clear title.

Our title to a property, especially those acquired at auction, may be challenged for a variety of reasons including allegations of defects in the foreclosure process. Title insurance may not prove adequate in these instances.  It is also possible that governmental authorities may exercise eminent domain to acquire land on which our properties are built. Any such exercise of eminent domain would allow us to recover only the fair value of the affected property. Our acquisition strategy is premised on the concept that this “fair value” will be substantially less than the real value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities are also exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of single-family properties in our markets.

We are currently involved in a variety of legal actions and administrative proceedings as a result of which we may incur significant costs.

We are currently involved in a variety of legal actions and administrative proceedings that arise from time to time in the ordinary course of business. These matters include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights (including actions brought by prior owners alleging wrongful foreclosure by their lender or servicer) and issues with local housing officials arising from the condition or maintenance of the property. While we intend to vigorously defend any non-meritorious claim or proceeding, no assurance can be given that we will not incur significant costs or be subject to material losses as a result.

Increasing real estate taxes, HOA fees and insurance costs may negatively affect our financial results.

As a result of our substantial real estate holdings, the cost of real estate taxes and insuring our properties is a significant component of our expenses. In addition, a significant portion of the properties in our portfolio are subject to HOAs, which have the power to increase monthly charges and make assessments for capital improvements and common area repairs. Real estate taxes, HOA fees and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with real estate taxes, HOA fees and assessments or insurance should rise significantly and we are unable to raise rents to offset such increases, our results of operations would be negatively impacted.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, our employees and third-party service providers in our branch offices and on our networks and website. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could adversely affect our results of operations and competitive position.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We may be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after our initial public offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, investors could lose confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may become subject to investigation or sanctions by the SEC. We will be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years after our initial public offering, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. In addition, to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We may not be able to effectively manage our growth, which requires significant resources, and our results may be adversely affected.

Over 75% of the assets in our portfolio were purchased within the past 12 months, and we plan to continue our rapid acquisition strategy, which requires significant resources and attention from our Manager and may affect our financial performance. Our future operating results depend upon our ability to effectively manage this rapid growth, which is dependent, in part, upon the ability of our Manager to:

•                  stabilize and manage a rapidly increasing number of properties and resident relationships while maintaining a high level of customer service and building and enhancing our brand;

•                  identify and supervise an increasing number of suitable third parties and internal offices on which our Manager relies to provide certain services to our properties;

•                  continue to improve our operational and financial controls and reporting procedures and systems; and

•                  scale our technology and other infrastructure platforms to adequately service new properties.

We cannot assure you that our Manager will be able to achieve these results or that we may otherwise be able to manage our growth effectively. Any failure to do so may have an adverse effect on our business and financial results.

There are risks inherent in valuing large acquisitions, including the Formation Transactions, that may adversely affect our financial results.

We determine the fair market value of properties we acquire as part of large portfolios, including the properties we acquired in the Formation Transactions, based on a number of estimates and assumptions. We did not obtain opinions of fair value from independent third-party appraisers for the properties acquired through the Formation Transactions, nor do we typically obtain such appraisals for our bulk purchases. The estimates and assumptions we use when we make bulk purchases may prove incorrect or there may be unknown or unforeseen liabilities associated with the properties that could result in the fair market value of the properties being materially lower than our estimate.

Additionally, if we suffer harm as a result of the sellers of large portfolios breaching any of the representations, warranties or covenants made by them in the documents governing the Formation Transactions, we may not be fully indemnified or have other recourse against them. Further, to the extent that we do have any claims at law or equity against them for such breaches, we cannot assure you that we will be able to obtain or enforce a judgment in our favor. Therefore, any breaches of their representations, warranties or covenants could adversely affect the value of the properties we acquired in the Formation Transactions and our financial results.

Our financial results during our ramp-up period may not be reflective of our earnings potential.

Our near-term financial results as we ramp up and rapidly expand our portfolio may not be representative of our future potential. Until we are able to fully deploy the proceeds of our initial public offering, we will invest such funds in interest bearing accounts and short-term, interest bearing securities, with lower yield than we would expect to receive once these funds have been fully invested in our core single family residential properties. In addition, because a significant portion of our Initial Portfolio was acquired within the past 12 months and we expect to experience rapid growth going forward, we will have a greater percentage of our portfolio invested in assets in the process of stabilization than we would expect to have as a more mature operation. It will take time and significant cash resources to renovate, reposition and lease these properties in the process of stabilization. As a result, newly acquired properties will remain unproductive for some period and will reduce our overall financial performance. Our Manager has also incurred and will continue to incur additional reimbursable expenses to expand our operations, systems and infrastructure to support our growth.

Risks Related to Our Relationship with Our Manager

We are dependent upon our Manager, our Manager’s operating subsidiary and their key personnel, who provide services to us through the management agreement and the property management and acquisition services agreement, and we may not find suitable replacements if these agreements are terminated or these key personnel leave our Manager or our Manager’s operating subsidiary or otherwise become unavailable to us.

We have no employees and no separate facilities. Instead, we are completely dependent upon our Manager and our Manager’s operating subsidiary, which have significant discretion as to the implementation and execution of our investment and operating policies and business strategies. Our success depends upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Manager and our Manager’s operating subsidiary. The departure of any of the officers or key personnel of our Manager or our Manager’s operating subsidiary could have a material adverse effect on our performance.

Our Manager and our Manager’s operating subsidiary are not obligated to dedicate any specific personnel exclusively to us. Some of the officers of our Manager or Manager’s operating subsidiary have significant responsibilities for the other business of Pine River and as a result, these individuals may not always be willing or able to devote sufficient time to the management of our business.

The initial terms of the management agreement with our Manager and the property management and acquisition services agreement with our Manager’s operating subsidiary only extend until December 19, 2015 and December 19, 2013, respectively. If these agreements are terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

We are dependent upon Pine River and its personnel, but cannot be assured of their continuing availability.

Our Manager has entered into a shared services and facilities agreement with Pine River pursuant to which Pine River provides our Manager with a portion of our Manager’s personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. Because we are not a party to the shared services and facilities agreement, we will not have any recourse against Pine River if it does not fulfill its obligations under the shared services and facilities agreement or if Pine River and our Manager choose to amend or terminate the shared services and facilities agreement.

Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our Manager, our Manager’s operating subsidiary, Pine River, Provident and each of their affiliates. Our Manager is a joint venture owned by Pine River and Provident. Each of Brian C. Taylor (a director), Thomas Siering (a director) and Timothy W. J. O’Brien (our General Counsel and Secretary) is a partner and owner of equity interests in Pine River. Irvin R. Kessler (a director) is the managing member and owner of equity interests in Provident. These individuals, as well as our other executive officers and the employees of our Manager and its affiliates on whom we rely, could make substantial profits as a result of investment opportunities allocated to entities other than us. As a result, these individuals could pursue transactions that may not be in our best interest, which could have a material adverse effect on our operations.

After the end of the exclusivity periods with our Manager and our Manager’s operating subsidiary, our Manager and our Manager’s operating subsidiary may manage other single-family real estate portfolios, which may result in conflicts of interest that could have an adverse effect on our business.

The management agreement and the property management and acquisition services agreement each provide that our Manager and our Manager’s operating subsidiary, as applicable, may only manage single-family real estate portfolios that are owned by us, our subsidiaries and any future joint venture in which we are an investor prior to December 19, 2015. After the expiration of this exclusivity period, however, our Manager and our Manager’s operating subsidiary will be free to manage single-family real estate portfolios owned by others. Our Manager and our Manager’s operating subsidiary have developed and will continue to develop expertise, systems and relationships with third parties with respect to the acquisition, management and leasing of single-family real estate in our target markets. If our Manager and our Manager’s operating subsidiary or another entity affiliated with these individuals were to manage other residential assets in the future, they may leverage the expertise and skills garnered as our Manager or our Manager’s operating subsidiary to compete directly with us for acquisition opportunities, financing opportunities, residents and in other aspects of our business, which could have an adverse effect on our business. Neither our Manager nor our Manager’s operating subsidiary have any fiduciary duties to us and there is no assurance that any conflicts of interest will be resolved in favor of our stockholders.

We believe that the success of our business requires a significantly higher level of hands-on day-to-day attention from our Manager and our Manager’s operating subsidiary. If our Manager and our Manager’s operating subsidiary were to manage other residential assets in the future, they would have less time available to devote to our business and may be unable to effectively allocate their time and other resources among multiple portfolios. Accordingly, the quality of services provided to us by our Manager or our Manager’s operating subsidiary could decline, which could adversely impact all aspects of our business, including our growth prospects, resident retention, occupancy and/or our results of operations.

The management agreement with our Manager and the property management and acquisition services agreement with our Manager’s operating subsidiary were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

The management agreement with our Manager and the property management and acquisition services agreement with our Manager’s operating subsidiary were negotiated between related parties, and their terms, including fees payable to our Manager and our Manager’s operating subsidiary, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. The terms of these agreements and similar agreements may not solely reflect your best interest and may be overly favorable to the other party to such agreements including in terms of the substantial compensation to be paid to these parties under these agreements. Further, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement or the property management and acquisition services agreement because of our desire to maintain our ongoing relationships with our Manager, our Manager’s operating subsidiary, Pine River and Provident.

Our Manager may assign its obligations under the management agreement to its affiliates, who may not have the same expertise or provide the same level of service as our Manager.

Under the management agreement, our Manager may subcontract and assign its responsibilities under the agreement to any of its affiliates, or it may assign the management agreement to any of its affiliates without the approval of our independent directors. Although our Manager has informed us that it has no current intention to effect such an assignment, if there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel, or manage our company as well as our Manager.

Under our management agreement, our Manager has a contractually defined duty to us rather than a fiduciary duty, which may cause our Manager to devote fewer resources to managing us than if it had a statutory duty.

Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us which limits our Manager’s obligations to us to those specifically set forth in the management agreement. The ability of our Manager (or its personnel) and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, unlike for directors, there is no statutory standard of conduct under the Maryland General Corporation Law, or the MGCL, for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of our Manager, are subject to general agency principals, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

Our Manager and its employees and members have a conflict of interest because the advisory management fee is based on our fully diluted market capitalization, not our financial performance, and because our Manager passes through most of its costs and expenses to us regardless of performance or efficiency.

Our Manager is entitled to receive an advisory management fee that is based on the market capitalization of our common stock at the end of each quarter, regardless of our financial performance. Accordingly, significant advisory management fees will be payable to our Manager even if we experience losses. The advisory management fee structure gives our Manager the incentive to maximize market capitalization by the issuance of new common stock and the expansion of our scale of operations, regardless of the effect of this action on existing stockholders. In other words, the advisory management fee structure rewards our Manager primarily based on the equity value of our company, and not based on our returns to stockholders. Our advisory management fee structure rewards our Manager for issuances of common stock in the future, even if the net proceeds of such offerings cannot be invested in single-family properties with attractive yield characteristics. Any such offering would dilute our earnings and reduce distributions to our then-existing stockholders, but would provide economic benefits to our Manager. In addition, our Manager has an economic incentive to fund future growth through the issuance of equity capital as opposed to employing debt. Although the use of debt would be expected to increase returns on equity, which might make our stock price rise and, consequently, increase our market capitalization, debt financing would not be expected to have the same direct and immediate impact on advisory management fees as equity financing.

In addition to the risk that our Manager may have financial incentives to take actions that are contrary to the interests of our stockholders, there is a risk that our advisory management fee structure does not provide adequate incentives to ensure that our Manager will devote its time and efforts to contain costs and maximize distributable cash. Because market capitalization can be increased through additional sales of common stock at reduced prices that provide new investors with an appropriate yield, there is a significant risk that our Manager could receive higher levels of compensation despite a failure to maximize distributable cash or achieve an attractive yield for our investors.

Pursuant to the management agreement we must pay all costs and expenses of our Manager incurred in providing services to us except for certain expressly defined employee costs. Pursuant to the property management and acquisition services agreement, we must pay all costs and expenses incurred on our behalf in the operation of our Manager’s operating subsidiary, including all personnel costs. The right of our Manager and our Manager’s operating subsidiary to such reimbursement reduces their incentive to negotiate favorable contracts with third parties and minimize costs and expenses in operating our business, which could negatively affect our financial results.

Our management agreement requires us to pay our Manager a substantial fee in the event of a termination of the management agreement, which may adversely affect our inclination to end our relationship with our Manager.

Termination of the management agreement with our Manager without cause is difficult and costly. The term “cause” is limited to certain specifically described circumstances. The management agreement provides that, in the absence of cause, we may only terminate it upon the vote of at least two-thirds of all of our independent directors and after giving 180 days’ notice and providing our Manager with an opportunity to remedy any unsatisfactory performance.

Additionally, upon a termination by us without cause (or upon a termination by our Manager due to our material breach), the management agreement requires us to pay our Manager a termination payment equal to 4.5% of the daily average of our fully diluted market capitalization in the quarter preceding such termination. This provision increases the effective cost to us of terminating our relationship with our Manager, even if we believe that our Manager’s performance is not satisfactory.

Our Manager is only contractually committed to serve us until December 19, 2015. Thereafter, the management agreement is automatically renewed on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180 days’ prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

The liability of our Manager, Pine River and Provident are limited under the management agreement, and we have agreed to indemnify our Manager and its affiliates and advisers, including Pine River and Provident, against certain liabilities. As a result, we could experience poor performance or losses for which our Manager, Pine River and Provident would not be liable.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its officers, stockholders, members, managers, personnel and directors, any person controlling or controlled by our Manager and any person providing sub-advisory services to our

Manager (which include Pine River and Provident) will not be liable to us, any of our subsidiaries, any of our directors, stockholders or partners or any subsidiary’s stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except by reason of acts constituting reckless disregard of our Manager’s duties under the management agreement that have a material adverse effect on us, bad faith, fraud, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager and its affiliates, including Pine River and Provident, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our Manager’ duties under the management agreement that have a material adverse effect on us, bad faith, fraud, willful misconduct or gross negligence. As a result, if we experience poor performance or losses, our Manager would not be liable.

Our board of directors has approved very broad investment guidelines and we do not expect the board to review or approve each acquisition decision made by our Manager.

Our board of directors periodically reviews and updates our investment guidelines and also reviews our portfolio of residential real estate and short-term investments, but it does not review or approve specific property acquisitions. Our Manager has great latitude within the broad parameters of the investment guidelines set by our board of directors in determining our acquisition strategies, which could result in net returns that are substantially below expectations or that result in material losses.

Our board of directors may change any of our strategy or investment guidelines, financing strategy or debt policies without stockholder consent.

Our board of directors may change any of our strategies, policies or procedures with respect to property acquisitions and divestitures, asset allocation, growth, operations, indebtedness, financing and distributions at any time without the consent of stockholders, which could result in our acquiring properties that are different from, and possibly riskier than, the types of single-family residential real estate investments described in our Annual Report for the fiscal year ended December 31, 2012 incorporated by reference in this prospectus. These changes could adversely affect our financial condition, risk profile, results of operations, the market price of our common stock and our ability to make distributions to stockholders.

Risks Related to Our Common Stock

Sales of common stock in the future may have adverse effects on our share price.

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common stock and preferred stock (or securities which are convertible or exchangeable for common stock or preferred stock) on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future sales of our common stock, or the effect, if any, of the availability of shares for future sales, on the market price of our common stock. We may expand the scale of our operations and may utilize the proceeds of future equity offerings to accomplish that strategy. To the extent the proceeds of any future equity offering are invested in residential assets that have less favorable yield characteristics than our then existing portfolio, our stockholders will suffer dilution in their yield and distributable cash per share.

As of December 31, 2012, Two Harbors, the Prior Provident Investors and certain of their affiliates beneficially owned an aggregate of approximately 64% of the company. Shares distributed or issued to Two Harbors stockholders or Prior Provident Investors are subject to a lock-up period expiring March 13, 2013, except for shares distributed or issued to our directors and officers, which will be subject to a lock-up expiring June 11, 2013, and shares distributed or issued to Irvin R. Kessler or any partners of Pine River, which will be subject to a lock-up expiring December 13, 2013, subject to certain exceptions. Following such expirations, these shares will be freely transferable without restriction. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Pursuant to certain registration rights agreements, we intend to file registration statements registering the distribution by Two Harbors and the resale by Prior Provident Investors of common stock issued in connection with the Formation Transactions.  Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the market price for our common stock.

The trading volume and market price of our common stock may be volatile and could decline substantially in the future.

We cannot assure stockholders that the market price of our common stock will not fluctuate or decline significantly in the future, including as a result of factors unrelated to our operating performance or prospects. Some of the factors that could negatively affect the market price or increase the volatility of our common stock include:

•                  our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

•                  actual or perceived conflicts of interest with our Manager, our Manager’s operating subsidiary or their affiliates and individuals, including our executives;

•                  equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•                  actual or anticipated accounting problems;

•                  publication of research reports about us or the real estate industry;

•                  changes in market valuations of similar companies;

•                  adverse market reaction to any increased indebtedness we incur in the future;

•                  additions to or departures of our Manager’s or our Manager’s operating subsidiary’s key personnel;

•                  speculation in the press or investment community;

•                  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•                  increases in market interest rates, which may lead investors to seek alternative investments paying higher dividends or interest, or to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and which would result in increased interest expense on our variable rate debt, if any;

•                  failure to maintain our REIT qualification;

•                  price and volume fluctuations in the stock market generally; and

•                  general market and economic conditions, including the current state of the credit and capital markets.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year in order to qualify as a REIT under the Code, which requirement we currently intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT qualification and other factors that our board of directors may deem relevant from time to time. As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time or that the level of any distributions will achieve any specific market yield or will increase or be maintained over time. Any failure to achieve expected distributions could materially and adversely affect the price of our common stock.

We may employ debt in the future which could expose us to additional risks, may impair our ability to pay dividends and may adversely affect the market price of our common stock.

If we incur indebtedness in the future to fund our growth or operations, it is likely that the instruments governing such indebtedness will contain covenants restricting our operating flexibility. We may incur debt that is secured by all or a portion of the residences in our portfolio. We will bear the costs and fees associated with any such incurrence and ongoing interest expense that will reduce the amount of funds available to common stockholders. Because our decision to issue debt will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future incurrence and any such incurrence could reduce the market price of our common stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We currently qualify as an “emerging growth company” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of section 404 of the

Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control, preventing our stockholders from realizing a potential premium over the market price of our stock in a proposed acquisition.

Certain provisions of the MGCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock, provided that our board of directors did not approve in advance the transaction by which the stockholders otherwise would have become an interested stockholder) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting capital stock; and (2) two-thirds of the votes entitled to be cast by holders of voting capital stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person), and between us and Pine River, Provident, Two Harbors, or any of their respective affiliates, without the need for additional board approval.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our personnel who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain provisions if we have a class of equity securities registered under the Exchange Act (which we have) and at least three independent directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes our board of directors to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series or class of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal (and applicable state and local) income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Dividends paid to our stockholders would not be deductible by us in computing our taxable income and would be taxable to our stockholders under the rules generally applicable to corporate distributions. The corporate tax liability arising from this inability to deduct dividends paid could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT. The rule disqualifying us from taxation as a REIT following a loss of REIT status would also apply to us if Two Harbors fails to qualify as a REIT, and we are treated as a successor to Two Harbors for federal income tax purposes.

Dividends payable by REITs do not generally qualify for the reduced tax rates available for some dividends.

The federal income tax rate on certain corporate dividends paid to individuals and other non-corporate taxpayers is at a reduced rate of 15% or 20%, depending on the recipient’s income. Dividends paid by REITs to individuals and other non-corporate stockholders are not generally eligible for the reduced rate. This may cause investors to view REITs investments to be less attractive than non-REIT investments, which in turn may adversely affect the value of stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our economic performance.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order to comply with REIT requirements. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount required under the Code. We intend to make distributions to our stockholders to comply with the REIT requirements of the Code.

Compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock. Furthermore, we may find it difficult or impossible to meet distribution requirements in certain circumstances. The requirement to distribute most of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be used to make future acquisitions or capital expenditures or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or cash, in order to comply with REIT requirements. These alternatives could adversely affect our economic performance.

If the initial tax basis that we established for our assets is challenged by the IRS, we may have to distribute additional amounts in order to satisfy the REIT distribution requirements.

We established our initial tax basis in the assets received in the Formation Transactions in part by reference to the trading price of our common stock. The IRS could assert that our initial tax basis is less than the amount determined by us (or is a carryover basis). If the IRS were successful in sustaining such an assertion, this would result in decreased depreciation deductions and increased gain on any asset dispositions, and thus increased taxable income, as compared to the amounts we had originally calculated and reported. This could result in our being required to distribute additional amounts in order to maintain our REIT status and avoid corporate taxes and also could result in our owing interest and penalties.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year following our first year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Our charter provides that, unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of our outstanding capital stock. Our board may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our charter key off of the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended to provide added assurance of compliance with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, we could, in certain circumstances, be required to pay an excise tax or penalty tax (which could be significant in amount) in order to utilize one or more of the relief provisions under the Code to maintain our qualification as a REIT. In addition, in order to meet the REIT qualification requirements or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of “dealer property,” we may hold some of our assets or conduct activities through subsidiary corporations that will be subject to corporate-level income tax at regular rates (a “taxable REIT subsidiary,” or TRS). In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

Furthermore, the Code imposes a 100% tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis. We will structure our transaction with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurances, however, that we will be able to avoid application of the 100% tax.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer (other than a TRS), and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may in the future choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends they receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder, but subject to a limitation on the amount of cash that may be distributed. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend, whether received as cash or shares of our common stock, as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Under a previously applicable Revenue Procedure, 90% of taxable cash/stock dividends of a REIT could be paid in stock. It is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends or assert that the requirements for such taxable cash/stock dividends have not been met.

The REIT rules relating to prohibited transactions could affect our disposition of assets and adversely affect our profitability.

From time to time, we may choose to transfer or dispose of some of the properties in our portfolios. A REIT’s net income from “prohibited transactions” is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, or “dealer property.” We intend to conduct our activities so as not to generate prohibited transaction income. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

If the Operating Partnership fails to qualify as a partnership for federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

We believe that the Operating Partnership is organized and operates in a manner so as to be treated as a partnership and not an association or a publicly traded partnership taxable as a corporation, for federal income tax purposes. As a partnership, the Operating Partnership is not subject to federal income tax on its income. Instead, each of the partners is allocated its share of the Operating Partnership’s income. No assurance can be provided, however, that the IRS will not challenge the Operating Partnership’s status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating the Operating Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, could cease to qualify as a REIT. Also, the failure of the Operating Partnership to qualify as a partnership would cause it to become subject to federal corporate income tax, which would reduce significantly the amount of its cash available for distribution to its partners, including us.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•                  part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominantly held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•                  part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•                  part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under the Code may be treated as unrelated business taxable income.

Qualifying as a REIT involves highly technical and complex provisions of the Code and a violation of these provisions could jeopardize our REIT status.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we may have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for federal income tax purposes.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules relating to REITs are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in frequent statutory changes and revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could adversely affect us or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and in the documents incorporated by reference herein constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

•                  our ability to execute business and investment strategy effectively;

•                  our projected operating results;

•                  the rates of defaults on, early terminations of or non-renewal of leases by residents;

•                  our ability to identify properties to acquire and complete acquisitions;

•                  our ability to gain possession and renovate properties;

•                  our ability to successfully lease and operate acquired properties;

•                  projected operating costs;

•                  rental rates or vacancy rates;

•                  our ability to obtain financing arrangements;

•                  interest rates and the market value of our target assets;

•                  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•                  availability of qualified personnel;

•                  estimates relating to our ability to make distributions to our stockholders in the future;

•                  our understanding of our competition; and

•                  market trends in our industry, real estate values, the debt securities markets or the general economy.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we assume no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, or new information, except to the extent required by applicable laws. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section above entitled “Risk Factors” and the documents incorporated by reference herein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. We have agreed, however, to pay certain expenses relating to the registration of the common stock under applicable securities laws.

DISTRIBUTION POLICY

We intend to make quarterly distributions to our common stockholders. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income, including capital gains. For more information, please see “U.S. Federal Income Tax Considerations.”

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We generally will not be required to make distributions with respect to activities conducted through any taxable REIT subsidiary, or TRS. For more information, see “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Dividends and other distributions will be authorized by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including actual results of operations, restrictions under Maryland law, our financial condition and other factors described below. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see “U.S. Federal Income Tax Considerations.”

MARKET PRICE OF COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “SBY” since December 14, 2012, the date of our initial public offering.  Below is a summary of the high and low prices for our common stock since the date of our initial public offering, as reported on the NYSE:

Period	High	Low
December 14, 2012 through December 31, 2012	$19.84	$18.00
January 1, 2013 through March 8, 2013	$22.40	$18.90

On March 8, 2013, the last reported sale price of our common stock as reported on the NYSE was $19.54 per share.  As of March 8, 2013, we had 168 holders of record of our common stock.  The actual number of holders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not currently have any market risk sensitive instruments.

DESCRIPTION OF OUR INVESTMENT GUIDELINES AND CERTAIN OTHER POLICIES

Investment Committee and Investment Guidelines

Substantially all of our investment activities are conducted by our Manager and its affiliates. Our investment objectives are to maximize the cash flow of our properties, acquire properties with cash flow growth potential, provide quarterly cash distributions to stockholders and achieve long-term capital appreciation through increases in the value of our portfolio. It is our policy to acquire assets primarily for long-term rental income and secondarily for capital appreciation.

Our Manager has established an investment committee, whose role is to review our strategy periodically and act in accordance with the guidelines established by our board of directors for the investment of our capital and the purchase of new properties. The investment committee of our Manager may, without a vote of the stockholders, consider any investment, including investments in non-single-family properties, consistent with the investment guidelines.

Our board of directors has adopted the following investment guidelines, which may be modified by our board of directors without the approval of our stockholders:

•                  no investment will be made that would cause us or any of our subsidiaries to fail to qualify as a REIT for U.S. federal income tax purposes;

•                  no investment will be made that would cause us to be required to register as an investment company under the Investment Company Act of 1940;

•                  our investments will be limited to (a) single-family properties and investments that are directly related to the acquisition, maintenance, ownership and leasing thereof, provided that bulk purchases of assets that are within this guideline may include other assets to the extent the purchase of such other assets is necessary in order to effect such bulk purchases; and (b) up to 5% of our assets may consist of other investments; and

•                  until appropriate investments can be identified, we may invest available cash in interest-bearing and short-term investments that are consistent with (a) our intention to qualify as a REIT and (b) our and our subsidiaries’ exemption from “investment company” status under the Investment Company Act of 1940.

Policies with Respect to Certain Transactions

Other than as approved by a majority of the independent directors of our board of directors, we will not purchase portfolio assets from, or sell them to, our directors, officers or our Manager, or any of our or their affiliates, or engage in any transaction in which they have a direct or indirect pecuniary interest (other than the management and property management and acquisition services agreements) in any circumstances.

We do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.

See “Certain Relationships and Related Transactions—Related Party Transaction Policies; Conflicts of Interest.”

Policies with Respect to Certain Other Activities

We intend to raise additional funds through future offerings of equity or debt securities or the retention of cash flow (subject to REIT distribution requirements) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, we may borrow money to finance the acquisition of properties and for general corporate purposes. Our investment guidelines, the assets in our portfolio, the decision to use leverage and the appropriate level of leverage will be based on our Manager’s assessment of a variety of factors, including the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. Our decision to use leverage will be at our Manager’s discretion and will not be subject to the approval of our stockholders. We are not restricted by our governing documents in the amount of leverage that we may use.

We have not made any loans to third parties, although we may make loans to third parties, including to joint ventures in which we participate.

In connection with the Formation Transactions, we issued equity securities in exchange for property or property interests. Other than the repurchase, at cost, of 1,000 shares issued to our Manager in connection with our formation or pursuant to the provisions of our charter designed to preserve our status as a REIT, as further described in the documents incorporated by reference herein, we have not repurchased and have no current intention to repurchase or otherwise reacquire our shares, though we may do so in the future.

As of the date of this prospectus, we do not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act of 1940, and we would intend to divest such securities before any such registration would be required. We do not intend to underwrite securities of other issuers.

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

We are subject to the information and reporting requirements of the Exchange Act and we file, and we will continue to file, periodic reports and proxy statements and make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

MANAGEMENT

General

We are externally managed by PRCM Real Estate Advisers LLC, a joint venture between an affiliate of Pine River and Provident. Pursuant to the terms of the management agreement, our Manager provides us with our senior management team, including officers, along with appropriate support personnel. Each of our officers is an employee or partner of Pine River. With the exception of our general counsel and secretary, we expect all of our officers to be devoted full-time to our business. We expect our general counsel and secretary to devote his time to our business as his duties may require, which we expect to be less than 50% of his time in any given year. We do not have any employees. Our Manager will at all times remain subject to the supervision and oversight of our board of directors.  The executive offices of our Manager are located at 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, and the telephone number of our Manager’s executive offices is (952) 358-4400.

Our Directors, Director Nominees and Executive Officers

We have a nine-member board of directors. Two of our nine directors, Stephen G. Kasnet and William W. Johnson, were designated by Two Harbors pursuant to a Director Designation Agreement entered into in connection with the Formation Transactions.  Pursuant to our charter, our stockholders will elect each of our directors at each of our annual meetings to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. See “Certain Provisions of Maryland Law and Our Charter and Bylaws—Our Board of Directors.” Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors. The board of directors intends to generally appoint executive officers annually following our annual meeting of stockholders to serve until the meeting of the board of directors following the next annual meeting of stockholders.

The following table sets forth certain information with respect to our executive officers and directors as of the date of this prospectus:

Name	Age	Position Held with Us
Executive Officers
David N. Miller	36	Chief Executive Officer, President and Director
Christine Battist	44	Chief Financial Officer and Treasurer
Patrick Freydberg	58	Chief Operating Officer
Timothy W. J. O’Brien	54	General Counsel and Secretary
Directors
Brian C. Taylor	48	Chairman of the Board
Irvin R. Kessler	57	Vice-Chairman of the Board
Thomas W. Brock*(1)(3)	65	Director
Tanuja M. Dehne(1)(2)	41	Director
William W. Johnson(2)(3)	51	Director
Stephen G. Kasnet(1)(3)	67	Director
Thomas Siering	53	Director
Ronald N. Weiser(2)	67	Director

*                                         Lead independent director

(1)                                 Member of Compensation Committee

(2)                                 Member of Nominating and Corporate Governance Committee

(3)                                 Member of Audit Committee

Directors

Brian C. Taylor was appointed to our board of directors in connection with our initial public offering and serves as Chairman. Mr. Taylor is the Chief Executive Officer and Chief Investment Officer of Pine River. Mr. Taylor founded Pine River in 2002 and is responsible for management of the business and oversight of its funds. Prior to Pine River’s inception, Mr. Taylor was with EBF & Associates from 1988 to 2002; he was named head of the convertible arbitrage group in 1994 and Partner in 1997. His responsibilities included portfolio management, marketing, product development and trading information systems development. Mr. Taylor received an MBA from the University of Chicago and a B.S. from Millikin University. Mr. Taylor passed the Illinois Certified Public Accountant Examination in 1986. Mr. Taylor also serves as chairman of the board of directors of Two Harbors Investment Corp. We believe Mr. Taylor is an appropriate director because of his knowledge of our Manager and its affiliate organizations. Mr. Taylor also plays a key liaison role between day-to-day management of Silver Bay and our independent directors. We also believe Mr. Taylor is an appropriate director because of his investment expertise.

Irvin R. Kessler was appointed to our board of directors in connection with our initial public offering and serves as Vice-Chairman. Mr. Kessler is the Chief Executive Officer and managing member of Provident Real Estate Advisors LLC, the managing member of each of the Provident Entities and one-third owner of our Manager. Mr. Kessler formed Provident Real Estate Advisors LLC in June 2007 and through it and the Provident Entities began to implement a strategic residential real estate investment strategy with hubs in Minnesota, Arizona, Nevada, Florida and Georgia. Mr. Kessler served as the Chief Executive Officer of our Manager from January 2012 to September 2012 and helped oversee the buildup of our Manager’s operational capabilities. Mr. Kessler has extensive experience as an investor in a variety of asset classes. From 2003 through 2008, Mr. Kessler opened multiple funds focused on varying investment strategies. In 1994 and 1995, he co-founded Deephaven Capital Management and Arbitrade LLC, an options market making firm, respectively; he served as Chief Investment Officer and Chief Executive Officer from 1998 until retiring in 2001 and selling the parent company of both firms to Knight Trading Group in 2000. Mr. Kessler was also a director on the boards of the Chicago Board Options Exchange, or CBOE, and the Cincinnati Stock Exchange beginning in 1988. Prior to that, Mr. Kessler was a floor trader on various Chicago Exchanges including CBOE, the Chicago Board of Trade and the Chicago Mercantile Exchange. We believe Mr. Kessler is an appropriate director because of his experience investing in and overseeing the management of single-family properties gained in the past three years. Mr. Kessler also has an intimate knowledge of the operations of our Manager and our Manager’s operating subsidiary, which should prove a valuable resource to our board of directors. We also believe Mr. Kessler is an appropriate director because of his general investment expertise.

Thomas W. Brock was appointed to our board of directors in connection with our initial public offering and serves as our lead independent director. From 2006 until the end of 2012, Mr. Brock was the Chief Executive Officer of Stone Harbors Investment Partners, a fixed income investment manager focused on credit and multi sector allocation strategies and served as a trustee of a Stone Harbors’ closed-end fund and five Stone Harbors’ open-end funds in that role.  Mr. Brock currently serves as a director on Liberty All-Star Growth Fund, Inc. and as a trustee of the Liberty All-Star Equity Fund, each a closed end fund, and has served in those roles since 2005.  Prior to joining Stone Harbors Investment Partners, Mr. Brock was an adjunct professor of Finance at Columbia University Graduate School of Management from 1998 to 2005, where he taught courses relating to money management and investment banking. From 1974 to 1998, Mr. Brock held various positions with Salomon Brothers Inc., including Chief Executive Officer of Salomon Brothers Asset Management, Chief Administrative Officer, and Director of Global Research. Mr. Brock received an MBA from Northwestern University Kellogg School of Management and a B.S. from Miami University. We believe Mr. Brock is an appropriate director based on his experience in investment management and financial analysis.

Tanuja M. Dehne was appointed to our board of directors in connection with our initial public offering.  Since 2011, Ms. Dehne has been Senior Vice President, Human Resources of NRG Energy, Inc. [NYSE: NRG], a publicly listed power generation and retail electricity company. Ms. Dehne leads all areas of Human Resources at NRG Energy, Inc. as well as benefits, compensation, labor and employee relations, recruiting and staffing, organizational development and training and human resources information systems for the company. From 2005 to 2011, Ms. Dehne served as the Corporate Secretary of NRG Energy, Inc., where she was responsible for corporate governance, corporate transactions, including financings, mergers and acquisitions, public and private securities offerings and securities and stock exchange matters and reporting compliance for the company. In this role, Ms. Dehne also served as the primary executive liaison to the Board of Directors and each of its standing committees. From 2004 to 2007, Ms. Dehne was Assistant General Counsel, Securities and Finance at NRG Energy, Inc. and was promoted to Deputy General Counsel in 2007. Prior to joining NRG Energy, Inc., Ms. Dehne was an associate at Saul Ewing LLP, a law firm in Philadelphia, Pennsylvania and Princeton, New Jersey. Ms. Dehne received a J.D. from Syracuse University, an M.A. from the University of Pennsylvania and a B.A. from Lafayette College. She is admitted to practice law in New York, New Jersey, Pennsylvania and before the U.S. Supreme Court. We believe Ms. Dehne is an appropriate director because of her broad public-company experience, including her knowledge of corporate governance, securities law, human resources and complex transactions.

William W. Johnson was appointed to our board of directors in connection with our initial public offering, pursuant to contractual rights of Two Harbors granted in connection with the Formation Transactions. Mr. Johnson is an independent director of Two Harbors Investment Corp. From 2010 to May 2012, Mr. Johnson was a Partner and Deputy Head of Asset Management at Perella Weinberg Partners in New York, a privately owned financial services firm. Previously, he was a Managing Director of J.P. Morgan, a financial services firm, from 2006 to 2009, where he held senior roles including Divisional Management and Risk Committee Member, Head of Proprietary Positioning Business and Head of Tax-Exempt Capital Markets. From 2004 to 2005, Mr. Johnson was a private investor. From 2001 to 2003, Mr. Johnson was President of Paloma Partners, a private capital management company in Greenwich, Connecticut. From 1984 to 2001, Mr. Johnson worked for UBS and its predecessors in Chicago, Singapore, London and Basel. He began his career at UBS in currency options trading and served in several senior management functions including Divisional Management and Risk Committee Member and Global Head of Treasury Products. Mr. Johnson received an MBA from the University of Chicago and a B.S. from the University of Pennsylvania Wharton School. We believe Mr. Johnson is an appropriate director because of his knowledge of financial markets and trading and his career in financial markets.

Stephen G. Kasnet was appointed to our board of directors in connection with our initial public offering, pursuant to contractual rights of Two Harbors granted in connection with the Formation Transactions. Mr. Kasnet is the lead independent director of Two Harbors Investment Corp. Mr. Kasnet has also been a director of Columbia Laboratories, Inc., a specialty pharmaceuticals company [NASDAQ: CBRX], since August 2004 and Chairman of the Board of Columbia Laboratories since November 2004. From 2007 to 2009, Mr. Kasnet was the Chairman of Dartmouth Street Capital LLC, a private investment firm. He was also the President and Chief Executive Officer of Raymond Property Company LLC, a real estate company, from 2007 through October 2009. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and Chairman of the PIOglobal, a Russian real estate investment fund. From 1995 to 1999, Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. Mr. Kasnet has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd., a forestry company, as a director of Tenon Ltd., a wood products company, and as a director of First Ipswich Bancorp, a bank owned by Brookline Bancorp. He is also a trustee of the board of the Governor’s Academy, a private coed boarding high school in Byfield, Massachusetts. Mr. Kasnet received a B.A. from the University of Pennsylvania. We believe Mr. Kasnet is an appropriate director based on his audit committee experience, his real estate knowledge and his past and current experience as a director of other public companies.

Thomas Siering was appointed to our board of directors in connection with our initial public offering.  Mr. Siering is the Chief Executive Officer and a director of Two Harbors Investment Corp. and a Partner of Pine River. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1999 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed-end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance. We believe Mr. Siering is an appropriate director because of his knowledge of our Manager and its affiliate organizations, which will help ensure that our Manager devotes adequate resources to us. We also believe Mr. Siering is an appropriate director because of his investment and public company management expertise.

Ronald N. Weiser was appointed to our board of directors in connection with our initial public offering.  Mr. Weiser served as Ambassador to the Slovak Republic from 2001 to 2005, and has been active in politics and public life since then. He founded McKinley Associates Inc., a national real estate investment firm, in 1968, and served as its Chief Executive Officer and Chairman until 2001. In 1984, Mr. Weiser and his wife founded the McKinley Foundation, a public community foundation. Mr. Weiser serves on a number of public non-profit boards, including the Detroit Institute of Arts, The Henry Ford, and the President Gerald R. Ford Foundation. Mr. Weiser holds a B.B.A. from the University of Michigan, where he also did graduate work in business and law. We believe Mr. Weiser is an appropriate director because of his extensive experience as an executive and investor in the real estate industry, and his broad public service in both government and non-profit spheres.

Executive Officers

David N. Miller is our Chief Executive Officer, President and a member of our board of directors. Mr. Miller has been a director and executive officer since August 2012. Beginning in 2011, Mr. Miller served as a Managing Director of Pine River Capital Management L.P. and Two Harbors Investment Corp., where he focused on strategy and new business development, including the formation and development of Silver Bay and the single-family property rental business. From 2008 to 2011, Mr. Miller served in various roles at the U.S. Department of Treasury, including as the Chief Investment Officer of the Troubled Asset Relief Program (TARP) where he was instrumental in building various investment programs and business units and overseeing the investment portfolio. From 2007 to 2008, Mr. Miller was a portfolio manager at HBK Capital Management focusing on equity investments. From 1998 through 2007, he held various positions at Goldman, Sachs & Co., including as a Vice President in the Special Situations Investing Group (2004-2007) where he focused on proprietary investments in debt and equity and as a financial analyst in the investment banking division (1998-2001) where he focused on corporate finance and mergers and acquisitions. Mr. Miller received an MBA from Harvard Business School and a B.A. in Economics from Dartmouth College. We believe Mr. Miller is an appropriate director because of his management role and knowledge of the operations of our Manager and our Manager’s operating subsidiary as well as his general investment expertise.

Christine Battist is our Chief Financial Officer and Treasurer. Ms. Battist has been an executive officer since our incorporation in June 2012. Prior to this appointment, Ms. Battist served as Managing Director at Two Harbors Investment Corp. overseeing investor and media relations beginning in 2011. From 2005 to 2011, Ms. Battist served in various financial roles at The Mosaic Company [NYSE: MOS], first as Director of Financial Compliance from 2005 to 2007, leading the company’s inaugural global Sarbanes-Oxley design and implementation after its merger, then as Director Investor Relations from 2007 to 2011. Ms. Battist was instrumental in leading Mosaic’s investor relations during its formative years and through the spin-off and secondary offering of shares held by Mosaic’s largest and private stockholder in 2011. Prior to joining the Mosaic Company, Ms. Battist was Director of Internal Audit for Tuesday Morning Corporation [NASDAQ: TUES] from 2003 to 2005. Ms. Battist began her career with PricewaterhouseCoopers LLP, spending a decade in ever-increasing roles and responsibilities, overseeing financial audit engagements for public companies in the U.S. capital and debt markets, including leading acquisition and carve-out transactions. She received a B.B.A. from St. Norbert College and is licensed as a Certified Public Accountant (inactive) in the State of Texas.

Patrick Freydberg is our Chief Operating Officer. Mr. Freydberg has been an executive officer since August 2012. From 2003 to 2012, Mr. Freydberg served as President and Chief Operating Officer of Northbrook Partners, LLC, a multifamily real estate management company with over $1.2 billion in assets under management for BlackRock and RREEF Real Estate. From 2001 to 2003 Mr. Freydberg was a Regional Manager for SSR Realty Advisors, the pension fund advisory division of MetLife, where he ran operations for SSR’s multifamily real estate investments in the Northeast. Prior to that, Mr. Freydberg was a Director of Asset Management for Insignia/Douglas Elliman and was responsible for management of a portfolio of 5,000 distressed REO units for Citibank, the Federal Deposit Insurance Corporation and other institutions. Mr. Freydberg received an MBA from the Johnson School of Management at Cornell University and a B.S. in Engineering from Cornell University. Mr. Freydberg is a licensed real estate broker in New York and Connecticut.

Timothy W. J. O’Brien is our General Counsel and Secretary. Mr. O’Brien has been an executive officer since our incorporation in June 2012. Mr. O’Brien is a Partner of Pine River and has served as General Counsel and Chief Compliance Officer of Pine River since 2007. Mr. O’Brien is also General Counsel of Two Harbors but will resign that position as of March 1, 2013. From 2004 to 2006, Mr. O’Brien served as Vice President and General Counsel of NRG Energy, Inc., a publicly listed power generation company. Mr. O’Brien served as Deputy General Counsel of NRG Energy, Inc. from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG Energy, Inc., Mr. O’Brien was an associate at the law firm of Sheppard Mullin in Los Angeles and San Diego, California. He received a J.D. from the University of Minnesota Law School and a B.A. in History from Princeton University.

Director Independence

The rules of the NYSE require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our board of directors has affirmatively determined that each of Mr. Brock, Ms. Dehne, Mr. Johnson, Mr. Kasnet and Mr. Weiser is an independent director.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable costs, fees and expenses (including attorneys’ fees, costs and expenses) in advance of final disposition of a proceeding and without requiring a preliminary determination of ultimate entitlement to indemnification, to any present or former director or officer of the company or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

The Maryland General Corporation Law, or the MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (ii) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us, which limits our Manager’s obligations to us to those specifically set forth in the management agreement. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, unlike for directors, there is no statutory standard of conduct under the MGCL for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of our Manager, are subject only to general agency principles, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 8, 2013, certain information regarding the ownership of our common stock by:

•                  each of our directors;

•                  each of our executive officers;

•                  each holder of 5% or more of our common stock; and

•                  all of our directors and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•                  all shares the investor actually owns beneficially or of record;

•                  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•                  all shares the investor has the right to acquire within 60 days.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Two Harbors Asset I, LLC(2)	17,824,647	45.3%
Brian C. Taylor	25,000	*
Irvin R. Kessler(3)	2,113,954	5.4%
Thomas Siering	30,000	*
Tanuja M. Dehne(4)	2,703	*
Stephen G. Kasnet(4)	2,703	*
William W. Johnson(4)	2,703	*
Thomas W. Brock(4)	7,703	*
Ronald N. Weiser(4)	2,703	*
David N. Miller	22,500	*
Christine Battist(5)	12,662	*
Timothy W. J. O’Brien	3,250	*
Patrick Freydberg(5)	15,162	*
All directors and executive officers as a group (12 persons)	2,241,032	5.7%

* Represents less than 1% of the common stock outstanding.

(1)         Based on 39,313,929 shares of common stock outstanding as of March 8, 2013. Does not include any shares that may be issued upon exchange of common units into shares of our common stock beginning December 19, 2013.

(2)         Two Harbors Operating Company LLC owns 100% of the equity interests of Two Harbors Asset I, LLC and is its sole manager.  Two Harbors Investment Corp. owns 100% of the equity interests of Two Harbors Operating Company LLC and is its sole manager. Thomas Siering, Chief Executive Officer of Two Harbors Investment Corp., may be deemed to have voting and investment power with respect to such shares beneficially held by Two Harbors Investment Corp. and held of record by Two Harbors Asset I, LLC. Mr. Siering disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein, including those shares Mr. Siering may receive in any distribution of our shares as a stockholder of Two Harbors Investment Corp.  The address for these entities is 601 Carlson Parkway, Suite 1400, Minnetonka, Minnesota.

(3)         Consists of (a) 1,798,189 shares received in connection with the Formation Transactions, of which (i) 1,435,585 shares are held by Mr. Kessler through various ownership entities and (ii) 362,604 shares received by the Kessler Family Limited Partnership, and (b) 315,754 shares of our common stock purchased by entities affiliated with Mr. Kessler of which (i) 100,000 shares are held by the Kessler Family Limited Partnership and (ii) 215,754 shares are held by Provident Premier Master Fund Ltd. Mr. Kessler is the Managing Member of Provident and has sole voting and dispositive power over the shares held by Provident as well as the shares held by the Kessler Family Limited Partnership and Provident Premier Master Fund Ltd. Mr. Kessler disclaims beneficial ownership with respect to the shares the Kessler Family Limited Partnership and Provident Premier Master Fund Ltd. except to the extent of his pecuniary interest therein.

(4)         Includes 2,703 shares of restricted stock granted on December 19, 2012 to each independent director. These shares will vest on the first anniversary of the date of grant, subject to continued service to the company.

(5)         Includes 12,162 shares of restricted stock granted on December 19, 2012 to each of our Chief Operating Officer and Chief Financial Officer. One third of the shares will vest on each of the first, second and third anniversaries of the date of grant, subject to continued service to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions

In connection with our initial public offering, we entered into certain contribution and merger agreements pursuant to which the Operating Partnership acquired full ownership of Silver Bay Property and the Provident Entities substantially concurrently with the completion of our initial public offering. Two Harbors Asset I, LLC and Two Harbors Operating Company LLC, each a wholly owned subsidiary of Two Harbors, received shares of our common stock and cumulative redeemable preferred stock, respectively, and the Prior Provident Investors received, at their election, shares of our common stock, common units representing limited partner interests in the Operating Partnership, and cash in exchange.

Director Designation Agreement

In connection with the Formation Transactions, we entered into a director designation agreement with Two Harbors that allowed Two Harbors, with the approval of its independent directors, to designate two individuals for nomination for election to our board of directors. Pursuant to the director designation agreement, the designees must qualify as independent directors, as defined under the rules of the SEC and NYSE. The independent directors initially designated pursuant to this agreement, Stephen G. Kasnet and William W. Johnson, joined our board of directors upon the completion of our initial public offering.  Two Harbors has the right to re-designate them, or to designate other qualifying individuals in their stead, for nomination for election to our board of directors, to serve until the 2014 annual meeting of our stockholders.

Advisory Management Agreement and Property Management and Acquisition Services Agreement

Upon the closing of our initial public offering, we entered into the advisory management agreement with our Manager, pursuant to which our Manager provides the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor prior to December 19, 2015. The management agreement requires us to pay our Manager an advisory management fee and to reimburse it for various expenses. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

Upon the closing of our initial public offering, we also entered into a property management and acquisition services agreement with our Manager’s operating subsidiary, which is a wholly owned subsidiary of our Manager. Under this agreement, our Manager’s operating subsidiary executes the investment strategy established by our Manager by finding and acquiring single-family properties on our behalf and performing renovation and property management services for our properties. Our Manager’s operating subsidiary has agreed not to provide these services to anyone other than us, our subsidiaries and any future joint venture in which we are an investor prior to December 19, 2015. The property management and acquisition services agreement requires us to pay our Manager’s operating subsidiary a property management fee, the amount of which reduces the fee we pay to our Manager. We must also reimburse our Manager’s operating subsidiary for certain expenses. The property management and acquisition services agreement has a one-year initial term.

Our officers also are employees or partners of Pine River, an affiliate of our Manager. As a result, the management agreement between us and our Manager and the property management and acquisition services agreement between us and our Manager’s operating subsidiary were negotiated between related parties, and their terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. See “—Conflicts of Interest Relating to Pine River, Provident and Our Manager” below and “Risk Factors—Risks Related to Our Relationship with Our Manager—Our Manager and certain of its affiliates may have interests that diverge from the interests of our stockholders.”

The management agreement is intended to provide us with access to our Manager’s pipeline of assets and its personnel and its experience in real estate, capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Conflicts of Interest Relating to Pine River, Provident and Our Manager

We are subject to conflicts of interest relating to our Manager, Pine River and Provident because, among other things:

•                  The management agreement was not negotiated at arm’s length, and may not be on terms as favorable as we could have negotiated with a third party. Pursuant to the management agreement, our Manager is obligated to supply us with substantially all of our senior management team. Subject to investment and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. None of our Manager, Pine River or Provident is obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business.

•                  Each of our executive officers, as well as each of Brian C. Taylor, Thomas Siering and Irvin R. Kessler, non-independent directors, is also an employee or partner of Pine River or, in the case of Mr. Kessler, a member and manager of Provident. These individuals have interests in our relationships with our Manager, Pine River and Provident that are different than the interests of our stockholders. In particular, these individuals have a direct interest in the financial success of our Manager, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Manager, Pine River, Provident and their respective affiliates, including our Manager’s operating subsidiary, which were not negotiated at arm’s length, and the terms of such agreements and arrangements may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•                  Our executive officers who are partners or employees of Pine River are not required to devote a specific amount of time to our affairs.

•                  Our Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more parties for and on behalf of us, and at our sole cost and expense, to provide property management, asset management, leasing, development and/or other services to us (including portfolio management services with respect to our investments and monitoring services with respect to property management and acquisition activities provided by third parties) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to our assets; provided that (i) any such agreements entered into with affiliates of our Manager shall be (A) on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and (B) to the extent the same do not fall within the provisions of our investment guidelines, approved by a majority of our independent directors, (ii) with respect to portfolio management services, our Manager shall remain liable for the performance of such portfolio management services and (iii) with respect to monitoring services, any such agreements shall be subject to our prior written approval.

•                  Our Manager may retain, for and on behalf of us, and at our sole cost and expense, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, valuation firms, financial advisors, due diligence firms, underwriting review firms, banks and other lenders and others as our Manager deems necessary or advisable in connection with our management and operations, and our Manager has the right to cause any such services to be rendered by its employees or affiliates. Except as otherwise provided in the management agreement, we must pay or reimburse our Manager or its affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis.

•                  Our Manager may subcontract and assign its responsibilities under the management agreement to any of its affiliates in accordance with the terms of the management agreement applicable to any such subcontract or assignment. In addition, our Manager may assign the management agreement to any of its affiliates without the approval of our independent directors.

•                  Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager and its affiliates, including Pine River and our Manager’s operating subsidiary, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of our Manager’s duties under the management agreement which has a material adverse effect on us, bad faith, fraud, willful misconduct or gross negligence. As a result, we could experience poor performance or losses for which our Manager would not be liable.

•                  Under the management agreement, we are required to pay our Manager an advisory management fee based on our market capitalization, regardless of the performance of our portfolio. Accordingly, increases in the price of our common stock will increase our expenses and reduce our profitability and distributable cash. In addition, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio, which could, in turn, adversely affect our financial results. Consequently, we may be required to pay our Manager significant advisory management fees despite experiencing a net loss or a decline in the value of our portfolio. Further, the advisory management fee structure gives our Manager an incentive to maximize market capitalization by the issuance of new common stock or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the advisory management fee structure rewards our Manager primarily based on the size of the company and not on our returns to stockholders.

•                  Our Manager, our Manager’s operating subsidiary and members of their respective management teams will be free to manage single-family real estate properties owned by others after the expiration of the exclusivity periods, which is December 19, 2015. These properties may include single-family real estate properties owned by funds or other entities created or controlled by Pine River, its affiliates or unaffiliated third parties. If this occurs, our Manager, our Manager’s operating subsidiary and/or members of their respective management teams may devote a disproportionate amount of time and other resources to acquire or manage properties owned by others. Pine River has also agreed not to compete with us prior to December 19, 2015. It has no plans at this time to create other subsidiaries or joint ventures that compete directly with us or our Manager, nor does Pine River have any plans at this time to manage other properties. The management agreement provides for the establishment of policies and procedures to address any conflicts of interest that may arise if Pine River or our Manager or their respective affiliates were to engage in any competing businesses.

•                  The liability of our Manager’s operating subsidiary is limited under the property management and acquisition services agreement, and we have agreed to indemnify our Manager’s operating subsidiary and its respective affiliates, with respect to all claims, liabilities, losses, damages, costs and expenses arising from the management of Silver Bay’s properties and the performance of the duties of our Manager’s operating subsidiary under such agreement, except to the extent arising as a result of: (a) any material breach by our Manager’s operating subsidiary of such agreement or any of our leases; (b) the failure of our Manager’s operating subsidiary or any of its employees to comply with specified legal requirements; (c) the gross negligence or intentional misconduct of our Manager’s operating subsidiary or any of its employees in connection with the management and leasing of Silver Bay’s properties; or (d) any liabilities incurred by or asserted by the employees or our Manager’s operating subsidiary that are solely related to their employment by our Manager’s operating subsidiary.

•                  We reimburse our Manager’s operating subsidiary for all expenses incurred on our behalf, and for so long as it provides services exclusively to us, we will reimburse our Manager’s operating subsidiary for all costs and expenses incurred by it in the operation of its business, including the compensation of its employees.

Resolution of Potential Conflicts of Interest

After December 19, 2015 (the third anniversary of our initial public offering), our Manager may provide services to other clients similar to those being provided to us, provided that our Manager will comply with all of its duties and obligations set forth in its agreements with us.

Our Manager has undertaken, if at any time it has reason to believe that there is a conflict between its duties and obligations to us and its duties and obligations to any other client, to notify us immediately. In the event of any such conflict of interest, our Manager undertakes to negotiate with us in good faith regarding the establishment of appropriate policies and procedures to ensure that conflicts of interest are resolved in a manner that is fair and equitable to all parties. Without limiting the foregoing, our Manager will put in effect appropriate procedures under the circumstances to ensure that our proprietary data is protected and is neither disclosed to any third party without our consent nor used to give any party an improper competitive advantage.

In allocating expenses between us and other clients, our Manager will allocate expenses that are specific to a given client to such client, and will allocate expenses that are determined by our Manager, acting in good faith, to be attributable to more than one client on a fair and equitable basis among the various clients for which such expenses were incurred.

Our Manager has undertaken to act in good faith to represent and treat all of its clients substantially equally, including us, in rendering services, and has undertaken, upon our reasonable request, to provide such data and reports on a confidential basis evidencing the allocation of expenses among different clients (whose identities may be withheld), including vacancy rates, turnover rates and average lease terms in each relevant market.

Our Manager may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

Partnership Agreement

Upon the closing of our initial public offering, we entered into a partnership agreement, or the Partnership Agreement, with Silver Bay Management LLC, our wholly owned subsidiary, as the general partner, or the General Partner, and certain Prior Provident Investors who elected to receive common units in respect of their interests in the Provident Entities. As a result, these persons became limited partners of the Operating Partnership. See “The Operating Partnership and the Partnership Agreement.” These Prior Provident Investors own common units representing 0.1% of the limited partner interests and we own 99.9% of the limited partner interests and 100% of the general partner interest in the Operating Partnership.

Pursuant to the Partnership Agreement, limited partners of the Operating Partnership and assignees of limited partners (other than us) have the right, beginning 12 months after first becoming a holder of common units, to require the Operating Partnership to redeem all (but not less than all) of their common units for cash equal to the then-current value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the Partnership Agreement), or, at the General Partner’s election on behalf of the Operating Partnership, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Registration Rights Agreement

We entered into a registration rights agreement with Two Harbors and the Prior Provident Investors in respect of shares of our common stock issued to them in the Formation Transactions, pursuant to which we agreed to register the resale of the shares of Two Harbors and the Prior Provident Investors. We also entered into a registration rights agreement with the Prior Provident Investors who elected to receive common units, pursuant to which we agreed to register the shares of our common stock they may receive in exchange for their common units. The registration statement of which this prospectus is a part is being filed pursuant to these registration rights agreements. See “Shares Eligible for Future Sale—Registration Rights; Distribution.”

Related Party Transaction Policies; Conflicts of Interest

The management agreement places restrictions on our Manager when entering into transactions with its related parties. These limitations include prohibitions on entering into transactions with affiliates of our Manager that are not approved by a majority of our independent directors in certain circumstances. We have also adopted a code of business conduct and ethics and other policies that are designed to reduce certain potential conflicts of interest between our officers, employees and directors on the one hand and us on the other hand.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our charter and bylaws provide for certain indemnification rights for our directors and officers, and we have entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors or otherwise, to the maximum extent permitted by Maryland law. See “Management—Limitation of Liability and Indemnification.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of February 28, 2013, 39,341,388 shares of common stock were issued and outstanding, assuming conversion of all common units exchangeable into shares of our common stock, and 1,000 shares of our cumulative redeemable preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock, holders of shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of shares of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by our stockholders by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each other class or series, our board of directors will be required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Cumulative Redeemable Preferred Stock

The articles supplementary designating the terms of our 10% Cumulative Redeemable Preferred Stock, which we refer to herein as the cumulative redeemable preferred stock, initially authorize 1,000 shares of cumulative redeemable preferred stock, with an aggregate liquidation preference of $1,000,000.  As of February 28, 2013, 1,000 shares of cumulative redeemable preferred stock were issued and outstanding. The cumulative redeemable preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, senior to all classes or series of our common stock. We may issue other classes or series of capital stock in the future, including classes or series of preferred stock, and expressly designate such classes or series as ranking junior to, on parity with or senior to the cumulative redeemable preferred stock. We may not, however, issue capital stock ranking as to dividends or rights upon our liquidation, dissolution or winding up, senior to the cumulative redeemable preferred stock, without the affirmative vote or consent of two-thirds of the issued and outstanding shares of cumulative redeemable preferred stock.

The holders of the cumulative redeemable preferred stock are entitled to receive, when, as and if authorized and declared by us, cumulative cash dividends at the rate of 10% per annum of the $1,000 liquidation preference per share of the cumulative redeemable preferred stock, equivalent to $100 per annum per share. Such dividends will accrue on a daily basis and be cumulative from and including the initial issue date of the cumulative redeemable preferred stock. Upon our liquidation, dissolution or winding up, the holders of the cumulative redeemable preferred stock will be entitled to receive a liquidating preference of $1,000 per share, plus any accrued and unpaid dividends thereon, before we distribute any assets to holders of our common stock or any other shares of stock that rank junior to the cumulative redeemable preferred stock as to liquidation rights.

Beginning on the fifth anniversary of the initial issue date of the cumulative redeemable preferred stock, we may, at our option, redeem the cumulative redeemable preferred stock, in whole or in part, at any time or from time to time, by paying $1,000 per share, plus any accrued and unpaid dividends thereon. Beginning on the sixth anniversary of the initial issue date of the cumulative redeemable preferred stock, we will, at the request of any stockholder holding shares of cumulative redeemable preferred stock, repurchase the number of shares of cumulative redeemable preferred stock that such stockholder proposes to sell to us from time to time, at a price per share equal to the liquidation preference of $1,000 plus all accrued and unpaid dividends thereon.

Holders of cumulative redeemable preferred stock have no preemptive or appraisal rights, nor do such holders have any voting rights (except in limited circumstances relating to any amendment, alteration or repeal of the terms of the cumulative redeemable preferred stock that would materially and adversely affect any right, preference, privilege or voting power of the cumulative redeemable preferred stock or the holders thereof or as a condition to the issuance of senior stock, as described above). The cumulative redeemable preferred stock is not convertible into or exchangeable for any of our other property or securities, and generally may not be sold, pledged, assigned or otherwise transferred without the prior approval of our board of directors.

In order to ensure that we continue to meet the requirements for qualification as a REIT, the cumulative redeemable preferred stock is subject to the restrictions on ownership and transfer set forth in our charter, including the aggregate stock ownership limit. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the terms of any issued and outstanding class or series, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. As described above, the terms of the cumulative redeemable preferred stock require the affirmative vote or consent of the holders of two-thirds of such shares outstanding before we can issue capital stock ranking senior to the cumulative redeemable preferred stock as to dividends or rights upon our liquidation, dissolution or winding up. Although it does not intend to do so, our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, as determined by our board of directors, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will, or of any representations made to us in order to obtain an exemption from the ownership limits, result in the automatic transfer of the shares of stock to a trust. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of directors with respect to our qualification as a REIT. Our board of directors has adopted a resolution providing for the exemption of Two Harbors and certain of its affiliates from the ownership limits in connection with the Formation Transactions, which will allow them to own up to 49% of our stock.

In connection with any waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter provisions are further designed to prohibit:

•                  any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•                  any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our charter provides that, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, our charter provides that, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. Our charter provides that the automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, our charter provides that the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

Our charter provides that, if we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then our charter provides that such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. Our charter provides that the purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•                  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•                  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations, or Treasury regulations, promulgated thereunder) in number or value of our stock is required, within 30 days after the end of each taxable year, to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

General

As of February 28, 2013, we had 39,313,929 shares of common stock outstanding.  Upon effectiveness of the registration statement of which this prospectus is a part, 39,313,929 shares will be freely transferable without restriction or further registration under the Securities Act, subject to the lock-ups described below, any restrictions on shares of restricted stock issued under our 2012 Equity Incentive Plan and limitations on ownership set forth in our charter, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. See “—Rule 144” below.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors—Risks Related to Our Common Stock.”

For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Rule 144

Shares of common stock that are “restricted” securities under the meaning of Rule 144 under the Securities Act may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the other provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Redemption/Exchange Rights

In connection with the Formation Transactions, the Operating Partnership issued an aggregate of 27,459 common units to certain Prior Provident Investors. Beginning on December 19, 2013, the holders of these common units will have the right to require the Operating Partnership to redeem all (but not less than all) of their common units for cash, or, at the General Partner’s election on behalf of the Operating Partnership, shares of our common stock in exchange for the common units. The price at which the Operating Partnership must redeem common units is based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. If the General Partner elects to cause us to issue new shares of our common stock in exchange for the common units, the issuance would be subject to the ownership limits in our charter and described under the section entitled “Description of Securities—Restrictions on Ownership and Transfer.” See “The Operating Partnership and the Partnership Agreement.”

Registration Rights; Distribution

We entered into registration rights agreements with the holders of our shares of common stock and common units issued as part of the Formation Transactions pursuant to which we agreed, among other things, to register the resale of any shares of our common stock that were issued in the Formation Transactions. These registration rights require us to seek to register the shares of common stock issued in the Formation Transactions effective as of March 19, 2013 (90 days following the completion of our initial public offering) and the shares of common stock that may be issued in exchange for the common units effective as of December 19, 2013 (the first anniversary of our initial public offering).  The registration statement of which this prospectus is a part is being filed pursuant to these registration rights agreements.

Two Harbors has informed us that it intends to distribute all or a portion of the shares of our common stock that it received in the Formation Transactions to its common stockholders, subject to compliance with REIT rules and a variety of other considerations. Two Harbors expects the distribution to be effected through a special dividend to Two Harbors’ common stockholders. Two Harbors has agreed that the distribution of our common stock will occur no earlier than March 13, 2013. Distributions of these shares are expected to be included in a separate registration statement that we have agreed to file.

Our Equity Incentive Plan

Our 2012 Equity Incentive Plan, or 2012 Plan, provides for the grant to directors, officers, advisors, consultants and other personnel of our company and its affiliates of equity and equity-based awards. A total of 921,053 shares of our common stock has been reserved for issuance under the 2012 Plan. On December 14, 2012, we filed a registration statement on Form S-8 with the SEC with respect to the shares of our common stock issuable under the 2012 Plan. Shares of our common stock covered by such registration statement, including shares of our common stock issuable upon the exercise of options or restricted shares of our common stock, are eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-Up Agreements

Our directors and officers and certain other executives of our company and our affiliates have entered into lock-up agreements pursuant to which each of these persons or entities, with limited exceptions, prior to June 11, 2013 (180 days after our initial public offering), may not, without the prior written consent of the representatives of the underwriters of our initial public offering, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement. The shares issued in connection with the Formation Transactions, including the shares offered hereby, are subject to a lock-up period expiring March 13, 2013.

In addition, Irvin R. Kessler and any partner of Pine River who received shares in connection with our initial public offering or the Formation Transactions are subject to a lock-up period expiring December 13, 2013, subject to certain exceptions.

Of the 6,120,454 shares of common stock being offered by this prospectus:

•                  4,294,806 shares of common stock held by certain Prior Provident Investors, received in the Formation Transactions, are subject to a lock-up expiring March 13, 2013 (90 days after our initial public offering).

•                  1,798,189 shares of common stock held by Irvin R. Kessler, received in the Formation Transactions, are subject to a lock-up expiring December 13, 2013 (one year after our initial public offering).

The remaining 27,459 shares of common stock being offered by this prospectus may be issued in exchange for common units beginning on December 19, 2013.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL

CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of material provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. We currently have nine directors. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors elected by our stockholders is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter), and then only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on the board of directors, may preclude stockholders from (1) removing incumbent directors except for cause and upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons) and (2) between us and Pine River, Provident, Two Harbors or any of their respective affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any other person as described above, and as a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such acquisition.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third,

•                  one-third or more but less than a majority, or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•                  the corporation’s board of directors will be divided into three classes,

•                  the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director,

•                  the number of directors be fixed only by vote of the directors,

•                  a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•                  the request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors beginning in 2013. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution of the Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including

•                  supermajority vote and cause requirements for removal of directors;

•                  requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•                  provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

•                  the power of our board to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

•                  the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•                  business combination provisions;

•                  restrictions on ownership and transfer of our stock; and

•                  advance notice requirements for director nominations and stockholder proposals.

Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL is rescinded or if we opt in to provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•                  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•                  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

THE OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary describes the material provisions of the Partnership Agreement and applicable provisions of the Delaware Revised Uniform Limited Partnership Act, or the DRULPA, a copy of which is available from us upon request. See “Where You Can Find More Information.”

General

Substantially all of our assets are held by, and substantially all of our operations are conducted through, the Operating Partnership, either directly or through its subsidiaries. The General Partner is the sole general partner of the Operating Partnership and we and the General Partner own 98.9% and 1.0%, respectively, of the outstanding common units. Certain of the Prior Provident Investors were admitted as limited partners of the Operating Partnership in connection with the Formation Transactions. We do not intend to list any Operating Partnership units on any exchange or any national market system.

Purpose, Business and Management

The Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the DRULPA, including (i) to conduct the business of acquisition, ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of its assets, (ii) to acquire and invest in any securities and/or loans relating to its assets, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity, including any subsidiary, engaged in any business permitted by or under the DRULPA and (iv) to do anything necessary or incidental to the foregoing. However, the Operating Partnership may not, without our specific consent, which we may give or withhold in our sole and absolute discretion, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

•                  could adversely affect our ability to continue to qualify as a REIT;

•                  could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

•                  could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the Operating Partnership; or

•                  could cause us to not be in compliance in all material respects with any covenants, conditions or restrictions placed on us pursuant to an agreement to which we are a party.

The General Partner manages the business and affairs of the Operating Partnership, in its capacity as the sole general partner of the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of holders of any class or series of Operating Partnership interests, all management powers over the business and affairs of the Operating Partnership are exclusively vested in the General Partner, in its capacity as the sole general partner of the Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise control or management power over the Operating Partnership’s business and affairs. The General Partner may not be removed as the general partner of the Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the General Partner under applicable law or any provision of the Partnership Agreement, but subject to certain rights of holders of any class or series of Operating Partnership interests, the General Partner, in its capacity as the general partner of the Operating Partnership, has the full and exclusive power and authority to do or authorize all things that it deems necessary or desirable to conduct the business and affairs of the Operating Partnership, to exercise or direct the exercise of all of the powers of the Operating Partnership and the General Partner under the DRULPA and the Partnership Agreement and to effectuate the purposes of the Operating Partnership without the approval or consent of any limited partner. With limited exceptions, the General Partner may execute, deliver and perform agreements and transactions on behalf of the Operating Partnership without the approval or consent of any limited partner.

Restrictions on General Partner’s Authority

Without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner), the General Partner may not (i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, (ii) perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the Partnership Agreement or under the DRULPA or (iii) take any action in contravention of an express prohibition or limitation of the Partnership Agreement. The General Partner may not, without the prior consent of the partners of the Operating

Partnership (including us), amend, modify or terminate the Partnership Agreement, except for certain amendments that the General Partner may approve without the approval or consent of any limited partner, described in “—Amendment of the Partnership Agreement,” and certain amendments described below that require the approval of each affected partner.

Without the consent of each affected limited partner, the General Partner may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the General Partner or the Operating Partnership from performing its specific obligations in connection with a redemption of common units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the Partnership Agreement, the General Partner may not, without the consent of each affected limited partner, amend the Partnership Agreement or take any other action that would:

•                  convert a limited partner interest into a general partner interest;

•                  modify the limited liability of a limited partner;

•                  alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the Partnership Agreement, except to the extent permitted by the Partnership Agreement in connection with, among other things, the issuance of any partnership interests;

•                  alter or modify the redemption rights of holders of common units or the related definitions specified in the Partnership Agreement; or

•                  remove, alter or amend certain provisions of the Partnership Agreement relating to the requirements for us to qualify as a REIT or to taxes on us under Sections 857 or 4981 of the Code.

Additional Limited Partners

The General Partner may cause the Operating Partnership to issue additional units or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as the General Partner may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•                  upon the conversion, redemption or exchange of any debt, units or other securities issued by the Operating Partnership;

•                  for less than fair market value;

•                  in connection with any merger of any other entity with the Operating Partnership or a subsidiary of the Operating Partnership; or

•                  in consideration for services rendered to or for the benefit of the Operating Partnership.

The Operating Partnership may issue common units and additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including terms that may be senior or otherwise entitled to preference over the common units) as the General Partner may determine, in its sole and absolute discretion, without the approval of any limited partner. Without limiting the generality of the foregoing, the General Partner may specify, as to any class or series of partnership interests:

•                  the allocations of items of partnership income, gain, loss, deduction and credit to such class or series of partnership interest;

•                  the right of such class or series of partnership interest to share, on a junior, preferred or pari passu basis, in distributions;

•                  the rights of such class or series of partnership interest upon dissolution and liquidation of the Operating Partnership;

•                  the voting rights, if any, of such class or series of partnership interests;

•                  the conversion, redemption or exchange rights applicable to such class or series of partnership interests; and

•                  any vesting conditions applicable to such class or series of partnership interests.

Ability to Engage in Other Businesses; Conflicts of Interest

Neither we nor the General Partner may conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of the Operating Partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to us or the Operating Partnership and such activities as are incidental to those activities referred to above. In general, we must make any funds from sales of securities, or financings or refinancing available to the Operating Partnership whether as capital contributions, loans or otherwise, as appropriate.

Distributions

The Operating Partnership will make distributions at such times and in such amounts as the General Partner may, in its sole and absolute discretion, determine:

•                  first, with respect to any class(es) of partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

•                  second, with respect to any class(es) of partnership interests that are not entitled to any preference in distribution, including the common units, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Distributions payable with respect to any partnership interests that were not outstanding during the entire period in respect of which a distribution is made may, in the General Partner’s discretion, be prorated based on the portion of the period that such partnership interests were outstanding.

Allocations

Net income or net loss of the Operating Partnership is generally allocated to the General Partner, as the general partner, and to the limited partners (including us) in accordance with the General Partner’s and the limited partners’ entitlement to distributions under the Partnership Agreement. The allocations of taxable income and loss are subject to special rules and may differ from the allocation of net income or net loss. See “U.S. Federal Income Tax Considerations—Tax Aspects of the Operating Partnership and Other Partnerships—Tax Allocations with Respect to Partnership Properties.”

Borrowing by the Operating Partnership

The General Partner may cause the Operating Partnership to borrow money and to issue and guarantee debt as the General Partner deems necessary or advisable for the conduct of the activities of the Operating Partnership. Such debt may be secured by, among other things, mortgages or deeds of trust on the properties of the Operating Partnership.

Reimbursements of Expenses; Transactions with General Partner and its Affiliates

The General Partner does not receive any compensation for its services as the general partner of the Operating Partnership. The General Partner has the same right to distributions as other holders of common units. In addition, the Operating Partnership must reimburse the General Partner, us and our subsidiaries for all amounts expended by the General Partner, us or our subsidiaries in connection with our, the General Partner’s, our subsidiaries’ and the Operating Partnership’s organization, business and operations, including expenses relating to the ownership of interests in and management and operation of the Operating Partnership, us and our subsidiaries compensation of officers and employees, director fees and expenses, any expenses incurred by us in connection with the redemption or repurchase of shares and our costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to our stockholders.

The General Partner and its affiliates (including us) may sell, transfer or convey property to, or purchase property from, the Operating Partnership on such terms and conditions as the General Partner may determine in its reasonable discretion.

Exculpation and Indemnification of the General Partner and Us

The Partnership Agreement provides that neither we nor the General Partner is liable to the Operating Partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partner as a result of errors in judgment or mistakes of fact or law or acts or failure to act, provided that we and the General Partner acted in good faith. The Partnership Agreement also provides that any obligation or liability of the General Partner or us that may arise at any time under the Partnership Agreement or any other instrument, transaction or undertaking contemplated by the Partnership Agreement will be satisfied, if at all, out of our assets or the assets of the General Partner or the Operating Partnership only, and no such obligation or liability will be personally binding upon us or any of the General Partner’s or our directors, stockholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our directors or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission. Neither we nor the General Partner is responsible for any misconduct or negligence on the part of our employees or agents appointed in good faith. We and the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors, and any action that we or the General Partner take or omit to take in reliance upon the opinion of any such person as to matters which we or the General Partner reasonably believe to be within such person’s professional or expert competence will be conclusively presumed to have been done or omitted in good faith.

In addition, the Partnership Agreement requires the Operating Partnership to indemnify the General Partner, us, our respective directors, officers and employees, the officers and employees of the Operating Partnership and any other person designated by the General Partner, in its sole and absolute discretion, against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to our operations or the operations of the Operating Partnership or the General Partner, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The Operating Partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The Operating Partnership will not indemnify or advance funds to any person with respect to any action initiated or brought voluntarily by the person seeking indemnification without the General Partner’s approval (except for any proceeding brought to enforce such person’s right to indemnification under the Partnership Agreement) or if the person is found to be liable to the Operating Partnership on any portion of any claim in the action.

Business Combinations of the Operating Partnership

Subject to the limitations on the transfer of the General Partner’s interest in the Operating Partnership described in “—Transfers and Withdrawals—Restrictions on Transfers by the General Partner,” the General Partner generally has the exclusive power to cause the Operating Partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. In connection with the acquisition of properties from persons to whom the Operating Partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons’ tax deferral, the Operating Partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties and the Operating Partnership

Beginning 12 months after first becoming a holder of common units, each limited partner and assignee of a limited partner will have the right, subject to the terms and conditions set forth in the Partnership Agreement (including the restriction that a notice of redemption may only be delivered at least 10 business days prior to the last business day of a calendar month), to require the Operating Partnership to redeem all (but not less than all) of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the Partnership Agreement. The Operating Partnership’s obligation to redeem common units does not arise and is not binding against the Operating Partnership until the fourth business day after we receive the holder’s notice of redemption or, if earlier, the day the General Partner, on behalf of the Operating Partnership, notifies the holder seeking redemption that the Operating Partnership declines to cause us to acquire some or all of the common units tendered for redemption. If the General Partner, on behalf of the Operating Partnership, does not elect to cause us to acquire the common units tendered for redemption in exchange for shares of our common stock (as described below), the Operating Partnership must deliver the cash redemption amount on or before the last business day of the month in which the General Partner receives the holder’s timely notice of redemption.

On or before the close of business on the third business day after a holder of common units gives notice of redemption to the General Partner, the Operating Partnership may, in the General Partner’s sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter, elect to cause us to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the Partnership Agreement. The holder of the common units tendered for redemption must provide certain information, certifications, representations, opinions and other instruments to ensure compliance with the restrictions on ownership and transfer of our stock set forth in our charter and the Securities Act. The Partnership Agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC under the Securities Act or the Exchange Act, with any state securities commissioner, department or agency or with any stock exchange. Shares of our common stock issued in exchange for common units pursuant to the Partnership Agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we determine to be necessary or advisable.

The Operating Partnership has the right to redeem any or all of the common units (other than common units owned by us) on and after the date that less than 5% of the partnership interests in the Operating Partnership are held by limited partners other than us. The General Partner may exercise this right, in its sole and absolute discretion, by notification to a limited partner. In that event, a limited partner who is so notified shall be treated as if it had delivered a notice of redemption to the General Partner for purposes of the provisions described above.

Transfers and Withdrawals

Restrictions on Transfers by Limited Partners

Until the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without the General Partner’s consent, which the General Partner may give or withhold in its sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans.

After the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without the General Partner’s consent to any person that is an “accredited investor,” within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to the General Partner, subject to the satisfaction of conditions specified in the Partnership Agreement, including minimum transfer requirements and our right of first refusal. Unless waived by the General Partner in its sole and absolute discretion, a transferring limited partner must also deliver an opinion of counsel reasonably satisfactory to the General Partner that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any state securities laws or regulations applicable to the Operating Partnership or the partnership interest proposed to be transferred. We may exercise our right of first refusal in connection with a proposed transfer by a limited partner within ten business days of our receipt of notice of the proposed transfer, which must include the identity and address of the proposed transferee and the amount and type of consideration proposed to be paid for the partnership interest. We may deliver all or any portion of any cash consideration proposed to be paid for a partnership interest that we acquire pursuant to our right of first refusal in the form of a note payable to the transferring limited partner not more than 180 days after our purchase of such partnership interest.

Any transferee of a limited partner’s partnership interest must assume by operation of law or express agreement all of the obligations of the transferring limited partner under the Partnership Agreement with respect to the transferred interest, and no transfer (other than a transfer pursuant to a statutory merger or consolidation in which the obligations and liabilities of the transferring limited partner are assumed by a successor corporation by operation of law) will relieve the transferring limited partner of its obligations under the Partnership Agreement without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion.

Admission of Substituted Limited Partners

No limited partner has the right to substitute a transferee as a limited partner in its place. A transferee of a partnership interest of a limited partner may be admitted as a substituted limited partner only with the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, and only if the transferee accepts all of the obligations of a limited partner under the partnership and executes such instruments as the General Partner may require to evidence such acceptance and to effect the assignee’s admission as a limited partner. Any assignee of a partnership interest that is not admitted as a limited partner will be entitled to all the rights of an assignee of a limited partner interest under the Partnership Agreement and the DRULPA, including the right to receive distributions from the Operating Partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the Operating Partnership attributable to the partnership interest held by the assignee and the rights to transfer and redemption of the partnership interest provided in the Partnership Agreement, but will not be deemed to be a limited partner or holder of a partnership interest for any other purpose under the Partnership Agreement or the DRULPA, and will not be entitled to consent to or vote on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the Partnership Agreement or under the DRULPA, will remain with the transferring limited partner.

Restrictions on Transfers by the General Partner

Except as described below, any transfer of all or any portion of the General Partner’s interest in the Operating Partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise and including a deemed transfer of our interest in the General Partner resulting from any merger, consolidation or other combination by us with and into another entity (other than a subsidiary of ours) or the sale of all or substantially all of our and our subsidiaries’ assets, must be approved by the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner). Subject to the rights of our stockholders and the limited partners of the Operating Partnership to approve certain direct or indirect transfers of our interests in the Operating Partnership described below and the rights of holders of any class or series of partnership interests, we may transfer all (but not less than all) of our general partnership interest without the consent of the limited partners in connection with a merger, consolidation or other combination of our assets with another entity or a sale of all or substantially all of our assets if:

•                  in connection with such event, all of the limited partners (other than us) will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the Partnership Agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•                  substantially all of the assets of the Operating Partnership will be owned by a surviving entity (which may be the Operating Partnership) in which the limited partners of the Operating Partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving entity immediately before the event; the rights, preferences and privileges of such limited partners are at least as favorable as those in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity; and such rights will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on substantially equivalent terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities, with the exchange ratio based on the determination of the relative fair market value of such securities and the common units.

We and the General Partner may also transfer our interests in the Operating Partnership to or among a group consisting of us and our affiliates without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest. In addition, any transferee of the General Partner’s interest in the Operating Partnership will be admitted as the successor general partner of the Operating Partnership and will be liable for all of the General Partner’s obligations, and be responsible for all of the General Partner’s duties, as general partner under the Partnership Agreement. The successor general partner must accept all of the terms and conditions of the Partnership Agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.

Restrictions on Transfers by Any Partner

Any transfer or purported transfer of a partnership interest other than in accordance with the Partnership Agreement will be void. Partnership interests may be transferred only on the first day of a fiscal quarter, and no partnership interest may be transferred to any lender (or party related to any lender) to the Operating Partnership whose loan constitutes a nonrecourse liability, in either case, unless the General Partner otherwise consents, which it may give or withhold in its sole and absolute discretion. No transfer of any partnership interest, including in connection with any redemption or acquisition of units by us or by the Operating Partnership, may be made:

•                  to a person or entity that lacks the legal right, power or capacity to own the partnership interest;

•                  in violation of applicable law;

•                  without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, of any component portion of a partnership interest, such as a partner’s capital account or rights to distributions, separate and apart from all other components of the partner’s interest in the Operating Partnership;

•                  if the proposed transfer could cause us or any of our affiliates to fail to comply with the requirements under the Code for qualifying as a REIT or as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2));

•                  without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, if the proposed transfer could, based on the advice of counsel to the Operating Partnership or the General Partner, cause a termination of the Operating Partnership for U.S. federal or state income tax purposes (other than as a result of the redemption or acquisition by us of all common units held by limited partners);

•                  if the proposed transfer could, based on the advice of our legal counsel or legal counsel to the Operating Partnership or the General Partner, cause the Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes;

•                  if the proposed transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a “party-in-interest” for purposes of ERISA or a “disqualified person” as defined in Section 4975(c) of the Code;

•                  if the proposed transfer could, based on the advice of counsel to the Operating Partnership, cause any portion of the assets of the Operating Partnership to constitute assets of any employee benefit plan pursuant to applicable regulations of the U.S. Department of Labor;

•                  if the proposed transfer requires the registration of the partnership interest under any applicable federal or state securities laws;

•                  without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, if the proposed transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Treasury regulations, (2) could cause the Operating Partnership to become a “publicly traded partnership,” as that term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause the Operating Partnership to have more than 100 partners, including as partners certain persons who own their interests in the Operating Partnership indirectly or (4) could cause the Operating Partnership to fail one or more of the “safe harbors” within the meaning of Section 7704 of the Code and the Treasury regulations;

•                  if the proposed transfer would cause the Operating Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or

•                  if the proposed transfer could subject the Operating Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Withdrawal of Partners

The General Partner may not voluntarily withdraw as the general partner of the Operating Partnership without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner) other than in connection with certain permitted transfers of its entire interest in the Operating Partnership and the admission of a successor as a general partner of the Operating Partnership. A limited partner may withdraw from the Operating Partnership only as a result of a transfer of the limited partner’s entire partnership interest in accordance with the Partnership Agreement and the admission of the limited partner’s successor as a limited partner of the Operating Partnership or as a result of the redemption or acquisition by the Operating Partnership or us of the limited partner’s entire partnership interest.

Amendment of the Partnership Agreement

Except as described below and amendments requiring the consent of each affected partner described in “—Restrictions on General Partner’s Authority,” amendments to the Partnership Agreement must be approved by the consent of the General Partner and a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner). Amendments to the Partnership Agreement may be proposed only by the General Partner or by limited partners holding 25% or more of the partnership interests held by limited partners (excluding partnership interests held by us). Following such a proposal, the General Partner must submit any proposed amendment that requires the consent, approval or vote of any partners to the partners entitled to vote on the amendment for approval and seek the consent of such partners to the amendment.

The General Partner may, without the approval or consent of any limited partner but subject to the rights of holders of any additional class or series of partnership interest, amend the Partnership Agreement as may be required to facilitate or implement any of the following purposes:

•                  to add to its obligations as general partner or surrender any right or power granted to it or any of our affiliates for the benefit of the limited partners;

•                  to reflect the admission, substitution or withdrawal of partners, the transfer of any partnership interest, or the termination of the Operating Partnership in accordance with the Partnership Agreement;

•                  to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement that is not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement;

•                  to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders any additional partnership interests issued pursuant to the Partnership Agreement;

•                  to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•                  to reflect such changes as are reasonably necessary for us to maintain our status as a REIT or satisfy the requirements for us to qualify as a REIT or to reflect the transfer of all or any part of a partnership interest among us and any entity that is disregarded with respect to us for U.S. federal income tax purposes;

•                  to modify the manner in which items of net income or net loss or taxable items are allocated or the manner in which capital accounts are adjusted, computed, or maintained (but in each case only to the extent provided by the Partnership Agreement and permitted by applicable law);

•                  to reflect the issuance of additional partnership interests; and

•                  to reflect any other modification to the Partnership Agreement as is reasonably necessary for our business or operations or those of the Operating Partnership and that does not require the consent of each affected partner as described in “—Restrictions on General Partner’s Authority.”

Procedures for Actions and Consents of Partners

Meetings of partners may be called only by the General Partner to transact any business that it may determine. Notice of any meeting must be given to all partners entitled to act at the meeting not less than seven days nor more than 60 days before the date of the meeting. Unless approval by a different number or proportion of the partners is required by the Partnership Agreement, the affirmative vote of the partners holding a majority of the outstanding percentage interests held by partners entitled to act on any proposal is sufficient to approve the proposal at a meeting of the partners. Partners may vote in person or by proxy. Each meeting of partners will be conducted by the General Partner or any other person the General Partner appoints, pursuant to rules for the conduct of the meeting determined by the person conducting the meeting. Whenever the vote, approval or consent of partners is permitted or required under the Partnership Agreement, such vote, approval or consent may be given at a meeting of partners, and any action requiring the approval or consent of any partner or group of partners or that is otherwise required or permitted to be taken at a meeting of the partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken, approved or consented to is given by partners whose affirmative vote would be sufficient to approve such action or provide such approval or consent at a meeting of the partners.

Dissolution

The Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•                  the withdrawal of the General Partner in violation of the Partnership Agreement or the bankruptcy of the general partner unless, within ninety days after any such withdrawal or bankruptcy, a majority in interest of the partners consent to continue the Operating Partnership and to the appointment, effective as of the date of such withdrawal or bankruptcy, of a successor general partner;

•                  an election to dissolve the Operating Partnership by the General Partner, in its sole and absolute discretion, with or without the consent of the partners;

•                  the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the DRULPA;

•                  the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership’s business or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership’s business; or

•                  the redemption or other acquisition by us or the Operating Partnership of all of the outstanding partnership interests other than partnership interests held by us or the General Partner.

Upon dissolution the General Partner or, if there is no remaining general partner, a liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the Partnership Agreement.

Tax Matters

Pursuant to the Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership, and in such capacity, has the authority to handle tax audits on behalf of the Operating Partnership. In addition, the General Partner has the authority to arrange for the preparation and filing of the Operating Partnership’s tax returns and to make tax elections under the Code on behalf of the Operating Partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in common stock of Silver Bay Realty Trust Corp. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Silver Bay Realty Trust Corp.,” “we,” “our” and “us” mean only Silver Bay Realty Trust Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, Treasury regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities, including the Operating Partnership, will operate in accordance with our and their respective organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•                  financial institutions;

•                  non-U.S. holders (as defined below), except to the extent discussed in “Taxation of Stockholders—Taxation of Non-U.S. Stockholders”;

•                  insurance companies;

•                  persons who hold 10% of more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•                  broker-dealers;

•                  regulated investment companies;

•                  REITs;

•                  partnerships and trusts;

•                  S corporations;

•                  persons who hold our stock on behalf of other persons as nominees;

•                  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•                  persons subject to the alternative minimum tax provisions of the Code;

•      U.S. expatriates;

•                  persons whose functional currency is not the U.S. dollar;

•                  persons subject to the mark-to-market method of accounting for their securities;

•                  persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment or transaction producing “dividend equivalent” income; and

•                  except to the extent discussed below, tax-exempt organizations.

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Silver Bay Realty Trust Corp.

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2012, upon the filing of our federal income tax return for such year. We believe that we have been organized, have conducted and will conduct our operations in such a manner as to qualify for taxation as a REIT.

We have received an opinion of Orrick, Herrington & Sutcliffe LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT, commencing with our initial taxable year ended December 31, 2012. It must be emphasized that the opinion of Orrick, Herrington & Sutcliffe LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations made by our management regarding our organization, assets, income, the past, present and future conduct of our business operations and other matters pertinent to our ability to meet the various requirements for qualification as a REIT, and assumes that such representations are accurate and complete and that we have not taken and will not take any action inconsistent with our qualification as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Orrick, Herrington & Sutcliffe LLP or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued, and does not cover subsequent periods. Orrick, Herrington & Sutcliffe LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Orrick, Herrington & Sutcliffe LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Orrick, Herrington & Sutcliffe LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at reduced rates as compared to rates applicable to other ordinary income. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for these reduced rates and are taxed at rates generally applicable to ordinary income, which are as high as 39.6%. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any of our net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•                  We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•                  We may be subject to the “alternative minimum tax” on our items of tax preference.

•                  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions”, and “—Foreclosure Property” below.

•                  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•                  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•                  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•                  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•                  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•                  A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

•                  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•                  The earnings of any of our subsidiaries that are C corporations, including any TRSs (as defined below), are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)         that is managed by one or more trustees or directors;

(2)         the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)         that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)         that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)         the beneficial ownership of which is held by 100 or more persons;

(6)         in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

(7)         which meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, is 2012). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If a stockholder fails or refuses to comply with the demands, the stockholder will be required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  If we are a partner in an entity that is treated as a partnership for federal income tax purposes, including the Operating Partnership, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Any investments we make in partnerships may entail certain special considerations (and attendant risks) for tax purposes, including assuring, to the extent possible, that the entity is not treated as a corporation for federal income tax purposes and that we are able to receive partnership distributions so as to enable us to satisfy the distribution requirements applicable to us a REIT.

Disregarded Subsidiaries.  If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including any single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries.  In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary (“TRS”). We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to undertake activities that, if undertaken by us directly, could be treated as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to conduct all of our transactions with our TRSs, if any, on an arm’s-length basis.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property, “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets (other than assets held for sale to customers), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. We are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. We anticipate that all or substantially all of our rental income will qualify as “rents from real property.”

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test. The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets:

•                  First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•                  Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

•                  Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to certain securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

•                  Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” as defined in the Code. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.”

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend successfully that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)         the sum of

(1)         90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)         90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)         the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries, and our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to substantial limitations. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

It is intended that the Formation Transactions be treated as taxable transactions, and not as Section 351 transactions, to the recipients of our common stock (and cash). Thus, we established our initial tax basis in the assets received in the Formation Transactions in part by reference to the trading price of our common stock. The IRS could assert that our initial tax basis is less than the amount determined by us (or is a carryover basis). If the IRS were successful in sustaining such an assertion, this would result in decreased depreciation deductions and increased gain on any asset dispositions, and thus increased taxable income, as compared to the amounts we had originally calculated and reported. This could result in our being required to distribute additional amounts in order to maintain our REIT status and avoid corporate taxes and also could result in our owing interest and penalties.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business (“Dealer Property”) by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. Whether property is Dealer Property depends on the particular facts and circumstances. The Code provides a “safe harbor” under which certain sales of Dealer Property will not be treated as prohibited transactions (the “Safe Harbor”). The Safe Harbor applies to a sale of a “real estate asset” by a REIT which meets the following requirements: (i) the REIT has held the property for not less than two years for production of rental income; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) the REIT does not make more than seven sales of property during the taxable year or, if certain other requirements are satisfied, the aggregate adjusted bases of property sold during the taxable year does not exceed 10% of the aggregate adjusted bases of all of the assets of the REIT as of the beginning of the taxable year or the fair market value of property sold during the taxable year does not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year. For purposes of the seven-sale rule referred to above, the Code provides that the sale of more than one property to one buyer as part of one transaction constitutes one sale. The Code also provides that in determining whether a sale constitutes a prohibited transaction, the fact that such sale does not meet the requirements of the Safe Harbor is not to be taken into account. No assurance can be given that any property that we sell will not be treated as Dealer Property, or that we can comply with the Safe Harbor in any particular year. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to conduct our activities so as not to generate prohibited transaction income. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the property as foreclosure property.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We could not deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates would generally be taxable as dividends subject to reduced rates of tax as compared to other ordinary income. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would also apply to us if Two Harbors fails to qualify as a REIT, and we are treated as a successor to Two Harbors for federal income tax purposes.

Tax Aspects of the Operating Partnership and Other Partnerships

General

We conduct our activities through the Operating Partnership, and the Operating Partnership may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, the partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of any partnership items arising from the Operating Partnership and any other partnerships in which we or the Operating Partnership holds an interest for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by such partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of Silver Bay Realty Trust Corp.—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

In order for a partnership or limited liability company to be classified for federal income tax purposes as a partnership (or to be disregarded for federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•                  is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•                  is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that the Operating Partnership and any other partnership or limited liability company in which we hold an interest and that has two or more partners or members for tax purposes will be classified as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). The Operating Partnership is structured, operated and maintained so as not to be treated as a “publicly traded partnership.” We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership or any other partnership or limited liability company in which we hold an interest be classified as a partnership that is not taxable as a corporation for federal income tax purposes. If for any reason the Operating Partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we might not qualify as a REIT. Further, items of income and deduction of such partnership would not pass through to the partners of the affected entity, and its partners would be treated as stockholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership’s taxable income. In addition, any change in the status of a partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In addition, when additional interests in a partnership are issued, similar rules apply to cause the existing partners to be charged with, or benefit from, any unrealized gain or unrealized loss at the time the additional interests are issued. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that the Operating Partnership (or other partnerships in which we indirectly own an interest) acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Also, such allocations would need to be made in the case of a contribution that we make to the Operating Partnership of cash proceeds received in offerings of our stock. As a result, the partners of the Operating Partnership, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would otherwise be the case. Under certain circumstances, this could cause us to recognize, over a period of time, taxable income in excess of cash flow from the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions.  So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by the stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends will not be eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, will be taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to

•                  income retained by the us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax),

•                  dividends received by us from TRSs or other taxable C corporations, or

•                  income in the prior taxable year from any sales of any “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of Silver Bay Realty Trust Corp.—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of Silver Bay Realty Trust Corp.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock.  In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Each stockholder should consult its tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, investors should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•                  a citizen or resident of the United States,

•                  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the district of Columbia,

•                  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•                  a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, except as described below under “—Capital Gain Dividends,” non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.  Unless (i) our stock constitutes a U.S. real property interest (a “USRPI”) or (ii) either the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the U.S. holder will be subject to the same treatment as domestic stockholders with respect to any gain) or the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and satisfies certain other conditions (in which case the non-U.S. holder will be subject to a 30% tax on his or her net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. We believe that our stock does not constitute a USRPI as discussed below under “—Dispositions of Our Stock.”

Capital Gain Dividends.  Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or (“USRPI capital gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case the non-U.S. holder will incur a 30% tax on his or her net capital gains.

Notwithstanding the foregoing, a capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We expect that our common stock will continue to be “regularly traded” on an established securities exchange following this offering.

Dispositions of Our Stock.  We believe we are a “United States real property holding corporation” (“USRPHC”) under FIRPTA because at least 50% of our assets throughout a prescribed testing period will consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. An interest in a USRPHC is generally treated as a USRPI, the disposition of which is subject to United States federal income tax.

However, our stock does not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe we are a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA for this reason. However, no assurance can be given that we will be a domestically controlled qualified investment entity at all times.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. As stated above, we expect that our common stock will continue to be regularly traded on an established securities market following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to tax under FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a

USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax.  If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Withholding Tax Relating to Foreign Accounts

Withholding taxes may be imposed on certain U.S. source payments made after December 31, 2013 to “foreign financial institutions” and certain other non-U.S. entities and on certain non-U.S. “passthru” payments made, and disposition proceeds of U.S. securities realized after, December 31, 2016. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. Except to the extent otherwise provided in an applicable intergovernmental agreement between the United States and the relevant foreign government, if the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State and Local Taxes

We and our subsidiaries are subject to state or local taxes, including income, property and transfer taxes, in various jurisdictions, including those in which we or they transact business or own property. Our stockholders will generally be subject to income taxes in the jurisdictions in which they reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state or local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Any taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state or local income and other tax laws on an investment in our stock.

SELLING STOCKHOLDERS

Up to 6,120,454 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth the name of each selling stockholder and the number of shares our common stock that each selling stockholder may offer pursuant to this prospectus, from time to time, as of the date of this prospectus. Each of the selling stockholders is a Prior Provident Investor. The information presented regarding the selling stockholders is based on information regarding the selling stockholders available to us as of the date of this prospectus.

Because the selling stockholders may offer all, some or none of the common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of common stock that will be held by the selling stockholders after completion of this offer. The following table has been prepared assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us in this offering and do not acquire any additional common stock during the offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their common stock.  In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

	Beneficial Ownership		Shares Offered	Beneficial Ownership
	Prior to Resale Offering		Pursuant to this	After Resale Offering (1)
	Shares		Prospectus
	Owned	Percentage	(Maximum Number	Shares
Name of Selling Stockholder	(2)(3)	(4)	that may be Sold)	Owned	Percentage
Irvin R. Kessler (5)	2,113,954	5.4%	1,798,189	—	—
Argos Capital Appreciation Master Fund LP (6)	658,793	1.7%	658,793	—	—
Piedmont Partners, L.P. (7)	610,619	1.6%	610,619	—	—
Equitus Capital LLC	492,668	1.3%	492,668	—	—
Robert A. Epstein	340,829	*	340,829	—	—
Silver Mountain Partners LP (8)	104,167	*	104,167	—	—
Pete Goddard	102,452	*	102,452	—	—
Richard Zecher	83,566	*	33,566	—	—
RJ Investments (9)	68,526	*	68,526	—	—
Sallerson Family Limited Partnership	68,526	*	68,526	—	—
Mark Lyons	67,768	*	67,768	—	—
Denise Favia	65,720	*	65,720	—	—
Milan Sekulic and Joanne Sekulic	65,676	*	65,676	—	—
Phillip Sylvester	265,635	*	65,635	—	—
Craig Karsen Revocable Trust 12/2/96 (10)	57,562	*	57,562	—	—
Michael Krochmal	51,214	*	51,214	—	—
Favia Family 2005 Irrevocable Trust	49,275	*	49,275	—	—
Peter A. Santoro and Chasity A. Santoro	49,181	*	49,181	—	—
John Trevor Colvin	41,044	*	41,044	—	—
Brenda Ann Anderson	40,981	*	40,981	—	—
B-CON (11)	40,201	*	40,201	—	—
Bonnie K. Williams	38,941	*	38,941	—	—
W.A. Kimbrough and Carole Kimbrough	36,821	*	36,821	—	—
NTC & Co. F.B.O. Benjamin H. Rubin R/O IRA	36,542	*	36,542	—	—
PREA II, LLC	36,067	*	36,067	—	—
Mike Sartain	34,271	*	34,271	—	—
Randy Emer	34,263	*	34,263	—	—
Scott R. Southwood	34,263	*	34,263	—	—
Steven Dreifuss	34,263	*	34,263	—	—
Andrew S. Troob Revocable Trust u/a/d 6/26/92	34,203	*	34,203	—	—
Kevin M. Murphy	34,143	*	34,143	—	—
Clarence LP	32,938	*	32,938	—	—
Carol Emer	32,916	*	32,916	—	—
Lee E. Tenzer Declaration of Trust u/a/d 10/7/98	57,858	*	32,858	—	—
Ory Baruch Kushnir	32,830	*	32,830	—	—
Alan Cooper	30,101	*	30,101	—	—
Rick Angell	26,845	*	26,845	—	—
Anthony M. Sanfilippo	26,251	*	26,251	—	—
NTC & Co. FBO Frank Coletto IRA	23,763	*	23,763	—	—
Craig Karsen and Terry Karsen	81,231	*	23,669	—	—
Harvey J. Angell Revocable Trust FBO Nancy H. Babendir 5/1/90	23,286	*	23,286	—	—
Jeffrey Scott Becker (12)	27,058	*	20,558	—	—
Gary Anthony Mickiewicz	20,558	*	20,558	—	—
Windsor Knot, LLC	20,558	*	20,558	—	—

Scott Witten and Cynthia Witten	36,924	*	20,486	—	—
Linda Sue Benenson Revocable Trust 6/18/02 (13)	20,238	*	20,238	—	—
Gregory M. Fish Revocable Trust 3/3/08	20,000	*	20,000	—	—
The David Alan Friedman Lifetime Trust 4/26/06	19,769	*	19,769	—	—
Michael Hirshberg	19,695	*	19,695	—	—
Jeffrey Neal Shaw Revocable Trust 5/26/02	17,132	*	17,132	—	—
Steven Tesler	17,132	*	17,132	—	—
Steven Emer and Denise Emer	17,131	*	17,131	—	—
Russell J. Rubin and Karen N. Rubin	17,102	*	17,102	—	—
Joel S. Tilsner Revocable Trust 4/8/08	17,072	*	17,072	—	—
Jill Zipkin	17,071	*	17,071	—	—
Timothy S. Vincent Money Purchase Pension Plan & Trust 12/29/86	16,449	*	16,449	—	—
Timothy S. Vincent Revocable Trust 12/16/02	16,449	*	16,449	—	—
Fishman Carp Bescheinen Bolter & Van Berkom Ltd 401(K) FBO William Fishman	16,443	*	16,443	—	—
David A. Katz DDS Profit Sharing Plan	16,439	*	16,439	—	—
Thomas M. Kenny	16,439	*	16,439	—	—
The Mill Limited Partnership (14)	16,438	*	16,438	—	—
Steven Emer	16,433	*	16,433	—	—
Harbour Investments Group, LLC (15)	16,428	*	16,428	—	—
Mark D. Coe Revocable Living Trust 3/25/93	36,424	*	16,424	—	—
Steven Tesler Bene Rose Tesler Decd IRA-RBC Capital Markets LLC Custodian	16,411	*	16,411	—	—
Brent Capital Profit Sharing Plan and Trust 5/1/94, Y.B. Cohn TTEE	16,405	*	16,405	—	—
Cordel L. Koskie Revocable Trust dtd 10/11/00 amended 10/16/06	16,397	*	16,397	—	—
Stanley L. Gershgol Family Trust 9/24/98	13,417	*	13,417	—	—
Willliam Terman and Patricia Terman	11,628	*	11,628	—	—
Thomas F. Jennings	10,279	*	10,279	—	—
William Terman Traditional IRA	8,343	*	8,343	—	—
Nathan Borega	8,221	*	8,221	—	—
Andrew Carney	7,391	*	7,391	—	—
Bruce Lieberman and Debra Lieberman (16)	14,096	*	14,096	—	—
Adlane Realty Co., LLC (17)	6,853	*	6,853	—	—
Arlin Goldberg and Tobe Goldberg	6,853	*	6,853	—	—
The Entrust Group, Inc. FBO Seth Y. Rubin IRA	6,853	*	6,853	—	—
Thomas A. Rectenwald	6,853	*	6,853	—	—
Benjamin H. Rubin	6,800	*	6,800	—	—
David R. Kent IV and Brooke L. Kent	6,794	*	6,794	—	—
John Goddard and Sandra Goddard	6,746	*	6,746	—	—
Jay M. Schiff Trust U/A DTD 03/15/88 Jay M. Schiff TTEE	6,607	*	6,607	—	—
Ross G. Kaminsky Profit Sharing Plan	6,560	*	6,560	—	—
Hans K. Sandbo	5,139	*	5,139	—	—
Edmund Yiu	4,112	*	4,112	—	—
Sam Forness	3,426	*	3,426	—	—

* Less than 1%.

(1)         Because the selling stockholders are not obligated to sell all or any portion of our common stock shown as offered by them, we cannot estimate the actual number of shares our common stock (or actual percentage of the class) that will be held by any selling stockholder upon completion of this resale offering.

(2)         Includes common stock held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(3)         The registration statement of which this prospectus forms a part shall also cover any additional shares of common stock that become issuable in connection with the common stock registered for sale in this prospectus because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding common stock.

(4)         Based on 39,313,929 shares of common stock outstanding as of February 28, 2013, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of options or other rights. Does not include 27,459 shares that may be issued in exchange for common units held by Jeffrey Scott Becker and Bruce and Debra Lieberman, as such common units are not exchangeable within 60 days of such date.

(5)         Mr. Kessler serves as Vice-Chairman of our board of directors.  He was appointed to our board in connection with our initial public offering.

(6)   Ephraim Gildor holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein.

(7)   Joe Hurley holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein.

(8)   Colin Smith holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein.

(9)   Richard Learner and Joseph Learner hold voting and investment power of the shares and disclaim beneficial interest in the securities except to the extent of their pecuniary interest therein.

(10) Craig Karsen holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein.

(11) Brett Barker holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein.

(12) Selling stockholder holds 6,500 shares of common stock and 20,558 common units. The common units may be exchanged for shares of our common stock beginning on December 19, 2013.

(13) Linda S. Beneson and Paul A Benenson each hold voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of their pecuniary interest therein.

(14) Scott Witten and Cynthia Witten each hold voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of their pecuniary interest therein

(15) Gary Sobczak and Nick Villalba each hold voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of their pecuniary interest therein.

(16) Selling stockholders hold 7,195 shares of common stock and 6,901 common units. The common units may be exchanged for shares of our common stock beginning on December 19, 2013.

(17) Adam Krosser holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering our common stock by this prospectus to permit the selling stockholders to conduct public secondary trades of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. The selling stockholders or pledgees, donees or transferees of, or other successors in interest to, the selling stockholders may sell all or a portion of our common stock beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire our common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of our common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Unless otherwise permitted by law, if our common stock is to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

Determination of Offering Price by Selling Stockholders

The selling stockholders may offer their shares of common stock pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the market, by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers.

Our common stock is listed on the NYSE under the symbol “SBY.” The public price at which our common stock trades in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part is declared effective. In determining the prices at which the selling stockholders may offer their common stock from time to time pursuant to this prospectus, we expect selling stockholders to consider a number of factors in addition to prevailing market conditions, including:

•                  the information set forth in this prospectus and otherwise available to selling stockholders;

•                  the history of and prospects for the industry in which we compete;

•                  the ability of our management;

•                  our present operations;

•                  the trend of our revenues and earnings;

•                  prospects for our future earnings;

•                  the market prices of shares of generally comparable companies; and

•                  other factors deemed relevant.

The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them hereby will be the purchase price of the common stock less discounts and commissions, if any, paid by the selling stockholders.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•                  on any national securities exchange or quotation service on which our common stock is listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through the writing of options whether the options are listed on an option exchange or otherwise;

•                  through the settlement of short sales (except that no selling stockholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement); or

•                  a combination of any such methods or any other method permitted by applicable law.

In connection with sales of our common stock, selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our common stock in the course of hedging their positions. The selling stockholders may also sell our common stock short and deliver our common stock to close out short positions, or loan or pledge our common stock to broker-dealers that in turn may sell the common stock.

The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our common stock which may be resold thereafter pursuant to this prospectus if shares of our common stock are delivered by the selling stockholders. However, if the common stock is to be delivered by the selling stockholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the successors in interest as selling stockholders under this prospectus.

Selling stockholders might not sell any, or all, of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific shares of common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and, if the selling stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholders, in order for the shares to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular shares being distributed. All of the above may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our common stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of our common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. Neither we nor any selling stockholder can presently estimate the amount of such compensation. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Selling stockholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act.

Pursuant to a registration rights agreement between us and the selling stockholders, we have agreed to indemnify each selling stockholder, each person, if any, who controls a selling stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors and agents of any of the foregoing, against specified liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and each of our officers, directors and agents, and each person, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against specified liabilities arising under the Securities Act.

We have agreed, among other things, to bear all expenses, other than brokerage and sales commissions, fees and disbursements of the selling stockholders’ counsel, advisors, and any transfer taxes, in connection with the registration and sale of our common stock pursuant to this prospectus.

Stabilization and Other Transactions

As described above, the selling stockholders may utilize methods of sale that amount to a distribution under federal securities laws. The anti-manipulation rules under the Exchange Act, including, without limitation, Regulation M, may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time before the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the common stock offered by this prospectus.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland.  In addition, Orrick, Herrington & Sutcliffe LLP, San Francisco, California will provide an opinion regarding certain federal income tax matters.

EXPERTS

The consolidated financial statements of Silver Bay Realty Trust Corp. appearing in Silver Bay Realty Trust Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-11, including exhibits and schedules filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto.  We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

Copies of the registration statement, including the exhibits and schedules to the registration statement, and such other reports or other information that we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. We have filed the documents listed below with the SEC (File No. 005-87107) under the Exchange Act and these documents are incorporated herein by reference:

•                  our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013; and

•                  the description of our common stock set forth in our registration statement on Form 8-A, filed on December 10, 2012, and any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Silver Bay Realty Trust Corp., 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota, telephone number (952) 358-4400. You may also obtain copies of this information by visiting our website at http://www.silverbayrealtytrustcorp.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except for the SEC registration fee are estimated.

SEC registration fee	$17,223
Legal fees and expenses	55,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	7,777
Total	$85,000

Item 32.  Sales to Special Parties.

The shares of common stock being offered by this prospectus were issued to the Prior Provident Investors in connection with the Formation Transactions.  In consideration for the shares of common stock offered hereby, the Prior Provident Investors transferred their interests in the Provident Entities.

Item 33.  Recent Sales of Unregistered Securities.

On August 27, 2012, in connection with our formation, we issued 1,000 shares of our common stock to PRCM Real Estate Advisers LLC, our Manager, for total consideration of $1,000 in cash in order to provide for our initial capitalization. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.  These shares were repurchased by the Company for $1,000 in connection with the closing of our initial public offering in December 2012.

In connection with the Formation Transactions, we issued an aggregate of 23,917,642 shares of common stock and 27,459 common units in the Operating Partnership with an aggregate value of approximately $443 million, based on our initial public offering price of $18.50, to affiliates of Two Harbors and Provident that transferred interests to us in the entities that own our properties and other assets prior to the Formation Transactions in consideration of such transfer. In addition, we issued to Two Harbors 1,000 shares of our cumulative redeemable preferred stock with a $1 million aggregate liquidation preference in connection with the Formation Transactions. Each such person had a substantive, pre-existing relationship with us. The issuance of such shares and common units were effected in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act.

Item 34.  Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable costs, fees and expenses (including attorneys’ fees, costs and expenses) in advance of final disposition of a proceeding and without requiring a preliminary determination of ultimate entitlement to indemnification, to any present or former director or officer of the company or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

The Maryland General Corporation Law, or the MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (ii) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us which limits our Manager’s obligations to us to those specifically set forth in the management agreement. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. In addition, unlike for directors, there is no statutory standard of conduct under the MGCL for officers of a Maryland corporation. Instead, officers of a Maryland corporation, including officers who are employees of our Manager, are subject only to general agency principles, including the exercise of reasonable care and skill in the performance of their responsibilities, as well as the duties of loyalty, good faith and candid disclosure.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.  Treatment of Proceeds from Stock Being Registered.

None.

Item 36.  Financial Statements and Exhibits.

(a)  Financial Statements.  None.

(b)  Exhibits.  The attached Exhibit Index is incorporated herein by reference.

Item 37.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on March 11, 2013.

SILVER BAY REALTY TRUST CORP.

,	By:	/s/ Timothy W. J. O’Brien
Timothy W. J. O’Brien
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	March 11, 2013
David N. Miller	(Principal Executive Officer)

*	Chief Financial Officer and Treasurer	March 11, 2013
Christine Battist	(Principal Financial Officer and Principal Accounting
Officer)

*	Chairman of the Board of Directors	March 11, 2013
Brian C. Taylor

*	Vice-Chairman of the Board of Directors	March 11, 2013
Irvin R. Kessler

*	Director	March 11, 2013
Thomas W. Brock

*	Director	March 11, 2013
Tanuja M. Dehne

*	Director	March 11, 2013
William W. Johnson

*	Director	March 11, 2013
Stephen G. Kasnet

*	Director	March 11, 2013
Thomas Siering

*	Director	March 11, 2013
Ronald N. Weiser

* By:	/s/ Timothy W. J. O’Brien
Timothy W. J. O’Brien
Attorney-in-Fact

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
3.1	Articles of Amendment and Restatement of Silver Bay Realty Trust Corp.	10-K	001-35760	3.1	March 1, 2013
3.2	Amended and Restated Bylaws of Silver Bay Realty Trust Corp.	S-11/A	333-183838	3.5	October 17, 2012
3.3	Articles Supplementary for Cumulative Redeemable Preferred Stock of Silver Bay Trust Corp.	10-K	001-35760	3.3	March 1, 2013
4.1	Specimen Common Stock Certificate of Silver Bay Realty Trust Corp.	S-11/A	333-183838	3.5	November 23, 2012
4.2	Instruments defining the rights of holders of securities: See Articles VI and VII of our Articles of Amendment and Restatement.	10-K	001-35760	4.2	March 1, 2013
4.3	Instruments defining the rights of holders of securities: See Article VII of our Amended and Restated Bylaws.	S-11/A	333-183838	3.5	October 17, 2012
4.4	Instruments defining the rights of holders of securities: See Article Second of our Articles Supplementary.	10-K	001-35760	4.2	March 1, 2013
5.1	Opinion of Ballard Spahr LLP regarding the validity of the securities being registered.	S-11	333-187015	5.1	March 1, 2013
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain tax matters.	S-11	333-187015	8.1	March 1, 2013
10.1	Amended and Restated Limited Partnership Agreement of Silver Bay Operating Partnership L.P.	10-K	001-35760	10.1	March 1, 2013
10.2	Management Agreement by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and PRCM Real Estate Advisers LLC, dated December 19, 2012.	10-K	001-35760	10.2	March 1, 2013
10.3	Property Management and Acquisition Services Agreement by and between Silver Bay Operating Partnership L.P. and Silver Bay Property Corp., dated December 19, 2012.	10-K	001-35760	10.3	March 1, 2013
10.4	Registration Rights Agreement by and among Silver Bay Realty Trust Corp., Two Harbors Asset I, LLC and certain holders of shares of common stock in Silver Bay Realty Trust Corp., dated December 19, 2012.	10-K	001-35760	10.4	March 1, 2013
10.5	Registration Rights Agreement by and among Silver Bay Realty Trust Corp. and certain holders of common units in Silver Bay Operating Partnership L.P., dated December 19, 2012.	10-K	001-35760	10.5	March 1, 2013
10.6	Director Designation Agreement by and between Silver Bay Realty Trust Corp. and Two Harbors Investment Corp., dated December 19, 2012.	10-K	001-35760	10.6	March 1, 2013
10.7	Silver Bay Realty Trust Corp. 2012 Equity Incentive Plan.	S-11/A	333-183838	10.8	December 4, 2012
10.8	Form of Restricted Stock Agreement under the 2012 Equity Incentive Plan.	10-K	001-35760	10.8	March 1, 2013
10.9	Form of Indemnification Agreement by and between Silver Bay Realty Trust Corp. and certain officers and directors.	S-11/A	333-183838	10.10	November 23, 2012
10.10	Silver Bay Realty Trust Corp. Director Compensation Policy.	10-K	001-35760	10.10	March 1, 2013
21.1	List of Subsidiaries.	10-K	001-35760	21.1	March 1, 2013
23.1	Consent of Ernst & Young LLP
24.1	Power of Attorney.	S-11	333-187015	24.1	March 1, 2013